UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Morningstar, Inc.
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Notice of 2021 Annual Meeting
and
Proxy Statement

Letter from Joe Mansueto, Executive Chairman and Chairman of the Board, and Kunal Kapoor, Chief Executive Officer

Notice of Annual Meeting

Proxy Statement

01	Proxy Statement Summary

04	Proposal 1: Election of Directors

07	Board of Directors and Corporate Governance

14	Security Ownership of Certain Beneficial Owners and Management

15	Compensation Discussion and Analysis

25	Compensation Committee Report

26	Executive Compensation

30	Equity Compensation Plan Information

31	Proposal 2: Approval of the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan

42	Proposal 3: Advisory Vote to Approve Executive Compensation

43	Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

44	Audit Committee Report

46	Principal Accounting Firm Fees

47	Certain Relationships and Related Party Transactions

47	Delinquent Section 16(a) Reports

48	Shareholder Proposals or Nominations

48	Obtaining our Financial Statements

49	Communicating With Us

49	Questions and Answers About the Annual Meeting and the Proxy Materials

53	Appendix

April 1, 2021

Dear Fellow Shareholders:

At Morningstar, our mission is to empower investor success and that extends to you, our fellow shareholders. Foundational to your empowerment is a clear understanding of our strategy and priorities. We encourage you to read our shareholder letter that accompanies the annual report for a full review of Morningstar’s accomplishments in 2020 and strategic initiatives for 2021, but also wanted to take this opportunity to share with you some notable priorities for our Board of Directors.

Despite the challenges of 2020, Morningstar demonstrated its resilience and reported excellent financial results and growth across its product areas. The Company offered a steady hand to investors and issuers of all types through turbulent markets. We not only grew our core product areas but expanded with the acquisition of Sustainalytics in July 2020. As we continue to integrate Sustainalytics, we are excited about new ways to incorporate environmental, social and corporate governance (ESG) data and insights across Morningstar’s existing research and solutions. We explore this in greater detail in our discussion of our focus areas in 2021 below.

Morningstar employees continued to perform excellently despite the disruptions of the COVID-19 pandemic. They supported each other and our customers with ingenuity, integrity and empathy as everyone adjusted to new demands and volatile markets. We are grateful for the leadership we have seen from our teams around the world. It’s been truly inspiring to watch Morningstar’s employee engagement and community outreach increase in such a uniquely challenging year.

Over the past year, the Board has focused on a number of important initiatives:

•   Refreshing Board Composition—With leadership from our Nominating and Corporate Governance Committee, we undertook a comprehensive search for candidates whose skill sets could complement and further strengthen the Board’s diverse set of perspectives, deep business experience, and the expertise to drive sound corporate governance practices. We are excited to nominate Doniel Sutton to the Board and believe her experience at fast-growing technology companies will provide valuable insights to our management on long-term growth initiatives. This year we bid farewell to Jack Noonan as he approaches his retirement from the Board. His expert guidance over 20 years of service on the Board will be missed and we thank him for his commitment to Morningstar.

•   Supporting Our People—In recognition of the uncertainty brought on by the COVID-19 pandemic, we thought it was important to reinforce to employees that we are all in this together. Accordingly, with the leadership of our Compensation Committee, we agreed to adjust the weightings of the Company’s bonus plan to place a heavier weight on Morningstar’s overall performance rather than that of specific business units. We also balanced the weightings attributable to revenue and EBITDA in recognition that a focus on both growth and profitability would be needed to weather 2020’s market conditions. Furthermore, the Compensation Committee preserved some flexibility in determining some of the metrics associated with the market stock units awarded to our executive leadership while retaining their customary link to total shareholder return.

•   Ensuring Our Technology Security and Resilience—Our Audit Committee showed leadership with a keen focus on technology and information security across our global company. Managing connectivity for a remote workforce and ensuring seamless accessibility for our customers around the world becomes even more complex in the face of increasingly sophisticated cybersecurity attacks. Our ability to deliver powerful insights and efficient tools to investors depends on our ability to maintain our technological infrastructure and keep our information secure.

•   Refining Board Governance Practices—Our Board undertook a comprehensive review of its own processes to evaluate the scope of each of our three Committees and the Board as a whole. The purpose was to ensure that our directors’ time was spent effectively on topics that align with the Company’s goals and priorities. Our directors have valuable and varied experiences which can provide the best insight when meetings are comprised of discussion and debate, rather than repetitive administrative items. We reviewed corporate best practices to evaluate where certain topics could be transitioned from one Committee to another in order to provide better focus and attention to important areas. Our Board plans to repeat this review periodically so that it can continue to guide and support Morningstar’s growth.

Looking forward to 2021, we are excited for what Morningstar has to offer as it continues to evolve. A key milestone this year is the publication of our first corporate sustainability report in the second quarter of 2021. Our commitment is to ensure the sustainability of our firm’s practices, recognizing the importance of this work to our stakeholders, colleagues, and their families and the communities in which they live.

Our Board supports the Company’s strategic initiatives, providing oversight and guidance to its management team. Areas of particular focus in 2021 include:

•   Establishing a Leading ESG position—As a global financial services business, we are helping to integrate ESG data into our research, tools, and services to make investing more accessible and relevant to individuals; to support sustainable capital markets; and to improve transparency for investors. The Company provides meaningful ESG and sustainability insights to investors at a time when sustainability-related data is a critical part of investment decisions. We integrate ESG across the investment spectrum and deliver a single market standard for assessing ESG risks and opportunities across asset classes. Each of Morningstar’s product areas are focused on developing leading ESG content, building innovative ESG products and delivering ESG data sets that empower investor success.

•   Investing in Our People—As a global employer, Morningstar is committed to turning the power of our own ESG research lens on ourselves. We focus on ESG indicators that are material to Morningstar’s product areas, particularly corporate governance, business ethics, and diversity, equity, and inclusion. We embrace the research that indicates that diverse teams make better decisions and that innovation thrives in a culture of transparency. Additionally, we recognize that climate change and the environment are top concerns for our colleagues; we seek to reduce our impact on the environment while expanding the growth of our product areas and the reach of our products.

This is by no means an exhaustive list; they are just some of the ways we are creating a Company built with independence, integrity, and empowerment as top priorities.

We will hold our 2021 Annual Shareholders’ Meeting at 9 a.m. Central time on Friday, May 14, 2021 as a virtual meeting. While we will miss seeing you in person, we are excited that the virtual capabilities afford more shareholders the ability to attend without the time and expense for travel. Your vote is very important to us. We strongly encourage you to read both our proxy statement and annual report in their entirety and ask that you support our Board’s recommendations.

On behalf of the Board of Directors, we look forward to working with you, and serving you, in the years to come. We sincerely appreciate your continued support of Morningstar.

Sincerely,

Joe Mansueto	Kunal Kapoor
Executive Chairman and Chairman of the Board	Chief Executive Officer

Morningstar, Inc.
Notice of Annual Shareholders’ Meeting
To be held on May 14, 2021

April 1, 2021

Dear Shareholder:

You are cordially invited to attend our 2021 Annual Shareholders’ Meeting, which will be held at 9 a.m. Central time on Friday, May 14, 2021. In order to facilitate participation from our shareholders around the world, our annual meeting will be webcast live. For further details, please see the “Proxy Statement Summary” on the second following page.

We are holding the annual meeting for the following purposes:

•   To elect the ten director nominees listed in the proxy statement to hold office until the next annual shareholders’ meeting and until their respective successors have been elected and qualified.

•   To approve the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan.

•   To hold an advisory vote to approve executive compensation.

•   To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

•   To transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items.

You may vote at the meeting and any postponements or adjournments of the meeting if you were a shareholder of record as of the close of business on March 15, 2021, the record date for the meeting. A list of shareholders entitled to vote will be available for inspection for 10 days prior to the meeting at our corporate headquarters, 22 West Washington Street, Chicago, Illinois 60602.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. For further details, please refer to the question “How do I vote?” on page 51. If you have any questions concerning the meeting or the proposals, please contact our Investor Relations department at investors@morningstar.com.

Patrick J. Maloney

General Counsel and Corporate Secretary

Caution Concerning Forward-Looking Statements

This proxy statement contains, and statements made by Morningstar and its representatives at the annual meeting may contain forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our Forms 10-K and 10-Q. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Proxy Statement

Proxy Statement Summary

This summary highlights key elements of our proxy statement. For more complete information, you should review the entire proxy statement along with our 2020 Annual Report.

Annual Meeting Information

Date:	May 14, 2021
Time:	9:00 a.m. Central Time
Where:

Shareholders may view and listen to a live webcast of the meeting, vote their shares electronically during the meeting, and submit written questions during the meeting by visiting www.virtualshareholdermeeting.com/MORN2021.

Other participants may view and listen to a live webcast of the meeting and submit written questions or ask them live via webcam during the meeting by registering in advance at https://shareholders.morningstar.com in the Events & Presentations section of the Investor Relations area of our corporate website. Participants electing this option will not be able to vote during the meeting.

Record Date:	March 15, 2021

Annual Meeting Proposals and Board Recommendations

Proposal	Board Recommendation	More Information
Proposal 1: Election of Directors	FOR the election of each of the director nominees listed in this proxy statement	Page 4
Proposal 2: Approve the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan	FOR the approval of the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan	Page 31
Proposal 3: Advisory Vote to Approve Executive Compensation	FOR the approval of the resolution relating to the executive compensation of our named executive officers as disclosed in this proxy statement	Page 42
Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2021	Page 43

In addition, a shareholder has notified us of its intent to propose a resolution at the meeting requesting that the board prepare a report on the extent of potential legal, financial, and reputational risks associated with economic activism against Israel alleged in Morningstar’s business lines. This shareholder proposal is referred to as the “Floor Proposal.” The Floor Proposal was not submitted under Rule 14a-8 under the Securities Exchange Act of 1934 (Exchange Act), and the shareholder did not seek to have the Floor Proposal included in this Proxy Statement. Accordingly, the Floor Proposal may be presented at the meeting, but is not included in this Proxy Statement. If the Floor Proposal is presented at the annual meeting, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the Floor Proposal.

Morningstar, Inc. 2021 Proxy Statement

2020 Financial Highlights

We approached $1.4 billion in revenue and delivered solid growth in operating income, operating cash flow, and free cash flow in 2020 while navigating a uniquely challenging year. Capital allocation was fairly balanced in 2020. We repurchased $41.9 million of our stock and distributed $51.4 million in dividends, representing a dividend payout ratio of 23.0%. We also allocated $67.8 million (net of cash acquired) toward M&A, including the July acquisition of Sustainalytics. In 2020, we took advantage of favorable interest rates and completed the issuance and sale of $350.0 million aggregate principal amount of 2.32% senior notes due October 26, 2030 in a private placement, the first such debt offering in Morningstar’s history. Proceeds were primarily used to pay off a portion of the Company’s outstanding debt under its credit agreement, and, in combination with other discretionary repayments, resulted in a net debt reduction of $63.4 million for the year. For a more detailed discussion of our financial performance, see our Annual Report on Form 10-K for the year ended December 31, 2020.

Executive Compensation Highlights

Our compensation programs and practices are designed to create incentive opportunities for advancing our shareholders’ long-term interests. The compensation decisions for our executives made for 2020 reflected a continuing emphasis on variable incentives with increases limited to our named executive officers’ equity targets. In 2020, we changed certain aspects of our incentive plan design due to the uncertain market environment caused by the COVID-19 pandemic. The bonus payouts to our named executive officers reflected the achievement of financial goals, in addition to adjustments made for individual performance.

Our Board of Directors

Other than Jack Noonan, who is not standing for re-election in accordance with our director retirement policy, each of our current directors is standing for election to hold office until the annual meeting to be held in 2022 and until his or her successor, if any, is elected and qualified. A new nominee, Doniel Sutton, is also standing for election at the annual meeting. The table below provides summary information about our 10 director nominees.

Name	Age	Director Since	Primary or Former Occupation	Independent	Other Public Company Boards
Joe Mansueto	64	1984	Executive Chairman and Chairman of the Board of Morningstar, Inc.
Kunal Kapoor	45	2017	Chief Executive Officer of Morningstar, Inc.
Robin Diamonte	56	2015	Chief Investment Officer of Raytheon Technologies Corp.	✓
Cheryl Francis	67	2002	Co-Chair of Corporate Leadership Center	✓	2
Steve Joynt	69	2019	Former Chief Executive Officer of DBRS
Steve Kaplan	61	1999	Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance at The University of Chicago Booth School of Business	✓
Gail Landis	68	2013	Founding Partner of Evercore Asset Management, LLC	✓
Bill Lyons	65	2007	Former President and Chief Executive Officer of American Century Companies, Inc.	✓	1
Doniel Sutton	47	Nominee	Chief People Officer at Fastly, Inc.	✓	1
Caroline Tsay	39	2017	Chief Executive Officer of Compute Software, Inc.	✓	1

Our Board is responsible for providing oversight, counseling, and direction to our management team in the long-term interest of the Company and our shareholders. The Board believes that the 2021 nominees are of an appropriate composition to effectively oversee and constructively challenge the performance of management in the execution of our strategy. Detailed information about each nominee’s background, skills, and experience can be found beginning on page 4.

Our nominees’ tenure and diversity are well-distributed to create a balanced Board, which contributes to a rich dialogue representing a range of perspectives.

Corporate Sustainability Highlights

Corporate sustainability and the integration of ESG data, research, tools and services across the Morningstar enterprise is a priority for the Company and for the Board. While serving on the Board, our directors have become familiar with the ESG and sustainability landscapes, including best practices related to ESG programs and strategy development. Given its critical importance to the Company’s product areas, oversight of ESG and sustainability-related matters at the Board level has not been assigned to a specific Committee. Instead, ESG integration and Company sustainability efforts are weaved into a variety of agenda items at Board and Committee meetings. For example, one of our CEO’s goals is to build an inclusive culture that drives exceptional talent engagement and development and the Company’s progress toward this goal is reviewed by our Nominating and Corporate Governance Committee at each meeting. Since another goal for 2021 is to establish a leading ESG position across each Morningstar business, sustainability is included as a key area of focus during the Board’s review of each business. The Board provides oversight and guidance on risk analysis and mitigation, succession planning for key executives and compensation policies among other topics, which demonstrate the importance that the Board places on ESG considerations.

Corporate Governance Highlights

We are committed to sound corporate governance. Our Nominating and Corporate Governance Committee regularly reviews our governance practices in the context of current corporate governance trends, regulatory changes, and recognized best practices. The following chart highlights our significant corporate governance policies and practices:

70% of directors are independent	Annual board meeting focused on company strategy
Diverse board that provides a range of viewpoints	Annual board and committee self-evaluations
Annual election of directors	Retirement age policy for directors
Majority vote standard	Proxy access rights
Regular executive sessions of independent directors	Shareholder right to call special meetings
Directors not “over-boarded”	Policy against hedging company stock

Proposal 1:

Election of Directors

Our nominees for election as directors include seven independent directors, as defined in the applicable rules for companies traded on the Nasdaq Global Select Market (Nasdaq), two members of our senior management team, and the retired former chief executive officer of DBRS, the credit rating agency we acquired in 2019. Each director serves a one-year term, as described below, with all directors subject to annual election. All of the nominees, except for Doniel Sutton, are currently directors.

At the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each person listed below to serve as a director for the term beginning at the annual meeting on May 14, 2021 and ending with the annual meeting to be held in 2022 and until his or her successor, if any, is elected and qualified. Unless proxy cards are otherwise marked, the persons named as proxy holders will vote all proxies received FOR the election of each nominee.

If any director nominee is unable or unwilling to stand for election at the time of the annual meeting, the persons named as proxy holders may vote either for a substitute nominee designated by the Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board believes that each nominee will be able and willing to serve if elected as a director.

Recommendation of the Board

The Board recommends that you vote FOR the election of each of the following nominees. We describe certain individual qualifications and skills that led the Board to conclude that each person should serve as a director below.

Name	Age	Position
Joe Mansueto	64	Executive Chairman and Chairman of the Board
Kunal Kapoor	45	Chief Executive Officer and Director
Robin Diamonte	56	Director
Cheryl Francis	67	Director
Steve Joynt	69	Director
Steve Kaplan	61	Director
Gail Landis	68	Director
Bill Lyons	65	Director
Doniel Sutton	47	Director Nominee
Caroline Tsay	39	Director

Joe Mansueto

Joe Mansueto founded Morningstar in 1984 and became executive chairman in 2017. He has served as chairman since our company’s inception and as chief executive officer from 1984 to 1996 and from 2000 to 2016. He holds a bachelor’s degree in business administration from The University of Chicago and a master’s degree in business administration from The University of Chicago Booth School of Business. He formerly served on the board of directors of Whole Foods Market, Inc., prior to its acquisition by Amazon.com, Inc.

As the founder and largest shareholder of the company, Joe’s knowledge of all aspects of the business and the financial information industry position him well to serve as executive chairman of the company and chairman of the Board.

Kunal Kapoor

Kunal Kapoor is chief executive officer of Morningstar and was appointed to the Board in January 2017. Before assuming his current role in 2017, he served as president, responsible for product development and innovation, sales and marketing, and driving strategic prioritization across the firm. Before becoming president in 2015, Kunal was head of global products and client solutions. Kunal became head of our global client solutions group in 2013 and took on additional responsibility for the products group in February 2014. For part of 2013, he was president of our Data Division, and from 2010 until 2012, he was president of Equity and Market Data/Software. In 2009 and 2010, he was president of Individual Software. Kunal joined Morningstar in 1997. Kunal was appointed to the board of directors of Wealth Enhancement Group, a privately-owned independent wealth management firm, in February 2021.

Kunal holds a bachelor’s degree in economics and environmental policy from Monmouth College and a master’s degree in business administration from The University of Chicago Booth School of Business. He also holds the Chartered Financial Analyst (CFA) designation.

Since he joined the company, Kunal has worked in leadership roles in almost every area of the company, currently serving as chief executive officer. As a result, he is uniquely able to advise the Board on the opportunities and challenges of managing the company and its strategy for growth, as well as its day to day operations and risks.

Robin Diamonte

Robin Diamonte was appointed to the Board in December 2015. She is the chief investment officer of Raytheon Technologies Corp., the aerospace defense company formed in 2020 from the merger of Raytheon Corporation and the United Technologies Corporation aerospace business. Robin had been vice president and chief investment officer at United Technologies Corporation since 2004. Before joining United Technologies Corporation, she held several positions during her 12-year tenure at Verizon Investment Management Corporation, the asset management arm of Verizon Communications Inc., rising from research analyst to managing director. She holds a bachelor’s degree in electrical engineering and a master’s degree in business administration from the University of New Haven.

As the chief investment officer of Raytheon Technologies Corp. overseeing $115 billion in global retirement assets, Robin has extensive experience in the retirement industry. Her expertise is a great asset to our retirement services business.

Cheryl Francis

Cheryl Francis was elected to the Board in July 2002. She has been co-chair of Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since August 2008 and vice-chair from 2002 to August 2008. She has been an independent business and financial advisor since 2000. From 1995 to 2000, she served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print media company. She currently serves as a member of the board of directors of HNI Corporation and Aon plc. She holds a bachelor’s degree from Cornell University and a master’s degree in business administration from The University of Chicago Booth School of Business.

Cheryl is an experienced financial leader. Her experience serving as the chief financial officer of a public company makes her a valuable asset, both on our Board and as Chair of the Audit Committee. Cheryl also currently serves on the board of two other public companies and qualifies as an audit committee financial expert under the relevant Securities and Exchange Commission (SEC) rules.

Steve Joynt

Steve Joynt was appointed to the Board in December 2019. He served as chief executive officer of DBRS, the global credit ratings agency acquired by Morningstar in July 2019, where he spent three years directing the global vision, mission, and strategic objectives for DBRS. Prior to that, he spent more than 20 years at the global credit ratings agency Fitch Group in a variety of roles, including as the company’s chief executive officer from 2002 to 2012. Earlier in his career, Steve spent 12 years at Standard & Poor’s in a variety of analytical roles, culminating in the role of managing director of U.S. structured finance. He holds a bachelor’s degree from the University of Arizona in business administration.

Steve brings to the Board deep knowledge of the credit ratings industry. With over 40 years in leadership roles within that industry, he has an excellent understanding of the needs of both investors and issuers of fixed income securities, including sovereign, corporate, asset backed and structured credits.

Steve Kaplan

Steve Kaplan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. Since 1988, he has been a professor at The University of Chicago Booth School of Business where he currently is the Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance. He holds a bachelor’s degree in applied mathematics and economics from Harvard College and a Ph.D. in business economics from Harvard University. Steve formerly served on the board of trustees of the Columbia Acorn Funds and on the board of directors of Accretive Health, Inc. and Zayo Group Holdings, Inc.

Steve has an extensive background in academia. As a professor, his research and teaching focus on issues in private equity and entrepreneurial finance. His expertise is valuable in analyzing our business and potential acquisitions.

Gail Landis

Gail Landis was elected to the Board in May 2013. She was a founding partner of Evercore Asset Management, LLC, an institutional asset management firm, and served as managing principal from 2005 until her retirement in December 2011. From 2003 to 2005, she served as head of distribution for the Americas for Credit Suisse Asset Management, the asset management division of Credit Suisse AG. From 1981 to 2002, she served in senior roles with Sanford C. Bernstein & Co., Inc. and its successor company AllianceBernstein L.P., a global asset management firm. Gail currently serves on several nonprofit boards and investment committees, including the investment committee of the David Rockefeller Fund. She holds a bachelor’s degree in East Asian studies from Boston University and a master’s degree in business administration from New York University’s Stern School of Business.

Gail brings to the Board deep knowledge of the asset management industry. With over 30 years of experience as an investment management executive, she has an excellent understanding of the needs of institutional investors.

Bill Lyons

Bill Lyons was appointed to the Board in September 2007. He served as president and chief executive officer of American Century Companies, Inc., an investment management company, from September 2000 until his retirement in March 2007. From 1987 to 2000, he served in other capacities at American Century Companies, Inc., including as general counsel, chief operating officer, and president. He currently serves as a member of the board of directors of NIC Inc. He holds a bachelor’s degree in history from Yale University and a juris doctor degree from Northwestern University School of Law.

As the former chief executive officer of a private investment management company, Bill has extensive experience in the mutual fund industry. His business acumen and knowledge of the mutual fund industry provide our Board with unique insight and a keen perspective on our customers’ priorities and challenges. Bill also currently serves on the board of another public company.

Doniel Sutton

Doniel Sutton has served as chief people officer of Fastly, Inc., a leading provider of global cloud platform services, since September 2020. From March 2017 to April 2019 she served as senior vice president, head of people at PayPal Holdings Inc., an online payments company and served in other capacities within the human resources group during her seven-year tenure at the company. From August 1997 to September 2011, she served in a variety of senior human resource leadership positions with Prudential Financial, Bank of America Corporation and Honeywell International. Doniel was appointed to the board of directors of Ross Stores, Inc., an apparel and home fashion retailer, in March 2021. She holds a bachelor’s degree in finance and a master’s degree in business administration in human resources management, both from the University of Illinois at Urbana-Champaign.

As a human resources executive, Doniel offers a wealth of experience in human capital management, global business expansions and executive development. Doniel’s experience at rapidly growing technology companies provide our Board with unique insights on strategies supporting scale and growth. Doniel also currently serves on the board of another public company.

Caroline Tsay

Caroline Tsay was elected to the Board in May 2017. She has served as chief executive officer of Compute Software, Inc., an enterprise cloud infrastructure software company, since January 2017. From March 2013 to December 2016, she served as vice president and general manager of software at Hewlett Packard Enterprise Company, an information technology company. From April 2007 to March 2013, she held several product leadership positions across the consumer search, e-commerce, and advertising businesses at Yahoo! Inc., a digital media company. Caroline currently serves on the board of directors of The Coca-Cola Company, and formerly served as a member of the board of directors of Rosetta Stone Inc. and Travelzoo Inc. She holds a bachelor’s degree in computer science and master’s degree in management science and engineering, both from Stanford University.

Caroline brings to the Board an extensive background in technology as well as significant leadership and management experience, including expertise in the areas of cloud infrastructure and sales. Caroline also currently serves on the board of another public company.

Board of Directors and Corporate Governance

We have adopted a set of Corporate Governance Guidelines to guide the Board in its objective of enhancing shareholder value over the long term. The shareholders elect the Board and vote on extraordinary matters. Our Board currently consists of ten directors. Jack Noonan is not standing for re-election at the annual meeting. If Doniel Sutton is elected to the Board, our Board will continue to consist of ten directors, of which seven directors, including Doniel, will be independent.

Independent Directors

The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the chief executive officer, as directors. Each of our director nominees, other than Joe Mansueto, Kunal Kapoor and Steve Joynt, qualifies as independent under Nasdaq requirements. Jack Noonan, who is not standing for re-election in accordance with our director retirement policy, is also an independent director. Joe Mansueto and Kunal Kapoor are members of our senior management team, and Steve Joynt is not considered independent under Nasdaq requirements because he was employed from July to October 2019 by DBRS during a time it was a subsidiary of the company.

The Nasdaq independence rules preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company. In reaching its conclusion that each of our non-employee directors (other than Steve Joynt) is independent, the Board determined that none of them had a relationship with the company that would interfere with the exercise of his or her independent judgment.

In making this determination, the Board reviewed and discussed information provided by the directors and management with regard to each director nominee’s business and personal activities as they relate to the company. For Robin Diamonte, the Board considered ordinary course transactions between the company and Raytheon Technologies Corp., where she is chief investment officer. For Cheryl Francis, the Board considered ordinary course transactions between the company and Aon plc, where she is a member of the board of directors, ordinary course transactions between the company and HNI Corporation, where she is a member of the board of directors, and ordinary course transactions between the company and Corporate Leadership Center, where she is co-chair. For Steve Kaplan, the Board considered a charitable contribution of $35 million to be paid over time by Joe Mansueto to support the creation of an institute to advance urban scholarship and education at The University of Chicago, where Steve is a professor. The Board also considered ordinary course transactions between the company and Zayo Group Holdings, Inc., where Steve Kaplan was a member of the board of directors until March 2020. For Doniel Sutton, the Board considered ordinary course transactions between the company and Fastly, Inc., where she is chief people officer. For Caroline Tsay, the Board considered ordinary course transactions between the company and Compute Software, Inc., where she is chief executive officer, and ordinary course transactions between the company and The Coca-Cola Company, where she is a member of the board of directors. Gail Landis, Bill Lyons, and Jack Noonan do not have any relationships involving the company other than their positions as members of the Board. The Board further reviewed and discussed information with regard to each director nominee’s immediate family members’ business activities as they relate to the Company. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the Nasdaq’s requirements and the Company’s Corporate Governance Guidelines.

The Board has determined that each member of the Audit Committee qualifies as independent under special standards established by the SEC for members of audit committees. The Board has also determined that each Audit Committee member has sufficient knowledge to read and understand the company’s financial statements and to serve on the Audit Committee. Additionally, the Board has determined that Cheryl Francis, the Chair of the Audit Committee, qualifies as an audit committee financial expert under the relevant SEC rules. This designation is related to Cheryl’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon her any duties, obligations, or liabilities that are greater than those generally imposed on her as a member of the Audit Committee and the Board. Her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any member of the Audit Committee or the Board.

The Board has determined that each member of the Compensation Committee qualifies as independent under special standards established by the SEC for members of compensation committees.

Board Responsibilities and Structure

The primary responsibilities of the Board are to provide oversight, counseling, and direction to our management team in the long-term interests of the company and our shareholders. The Board’s responsibilities include:

•        selecting and regularly evaluating the performance of the chief executive officer;

•        planning for chief executive officer succession;

•        monitoring succession planning for other senior executives;

•        overseeing the conduct of our business to evaluate whether the business is being properly managed, including review of the strategic plan;

•        risk oversight; and

•        overseeing the processes for maintaining the integrity of our financial statements and other public disclosures and compliance with law and ethics.

The chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to certain extraordinary corporate actions.

The Board is responsible for determining the respective roles of the chairman of the board and chief executive officer. Joe Mansueto served as chairman of the board and chief executive officer of the company until January 1, 2017. At that time, Joe stepped back from our day-to-day operations to instead focus on strategy, capital allocation, advising our senior team, and leading the Board. Joe serves as chairman of the Board and executive chairman of the company. Kunal Kapoor has served as chief executive officer and a Board member since January 1, 2017. The Board believes that the current structure, which combines Joe’s unparalleled knowledge of all aspects of the business and its history as founder and largest shareholder with Kunal’s management of the day-to-day operations, benefits the business.

The Board has not designated a lead director; however, the independent directors choose from among themselves a lead director with respect to specific matters when appropriate. The Board believes this practice has been working well. The Chair of the Nominating and Corporate Governance Committee works closely with the chairman to set the agenda for each Board meeting and serves as a liaison between the chairman and the independent directors.

The Board and its committees meet throughout the year on a set schedule. From time to time as appropriate, the Board and its committees also hold special meetings and may act by written consent. Board agendas include regularly scheduled sessions for the independent directors to meet without members of management present. The independent directors determine who among them will be responsible for chairing sessions for the independent directors. The Board has delegated various responsibilities and authority to different Board committees, as described below. These committees regularly report on their activities and actions to the full Board. Board members have access to all of our employees outside of Board meetings.

Board’s Role in Risk Oversight

The Board’s role in the company’s risk oversight process involves both the Audit Committee and the full Board. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure and the steps that management has taken to monitor and control them. The Audit Committee also reviews and discusses with management risks relating to the company’s cybersecurity and data privacy practices. At each of its regular meetings, the Audit Committee receives an update from Morningstar’s chief technology officer and chief information security officer in order to monitor trends and identify any emergent risks to our technology infrastructure. During 2020, the audit committee undertook an in depth review of our global technology operations to understand the ways the company mitigates risk through the strategic location of our global centers of excellence around the world.

Each year, the full Board receives a presentation by management on enterprise risks that are identified and prioritized by management, including operational, financial, legal and regulatory, strategic, and reputational risks. In recognition of the importance of human capital management, the Board also receives updates at each of its meetings on the organization health of the company. Given the challenges of the COVID-19 pandemic, employee health, productivity, and engagement were key areas of focus in 2020. The Board also reviews and discusses our diversity, equity, and inclusion goals. Management makes additional reports about enterprise risks as needed or as requested by the Board.

Risk Considerations in our Compensation Program

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. In reaching this determination, we have considered the following design elements of our compensation policies and practices:

•        the mixture of cash and equity-based compensation encourages an appropriate balance between short-term and long-term risk;

•  multi-year vesting of equity awards encourages employees to focus on the long-term operational and financial performance of the company; and

•  the use of stock ownership requirements for our executive officers not only aligns their interests with shareholders but also discourages a short-term focus.

Attendance at Board, Committee, and Annual Shareholders’ Meetings

The Board held seven meetings in 2020, two of which were special meetings relating to the acquisition of Sustainalytics. We expect each director to attend each meeting of the Board and the committees on which he or she serves as well as the annual meeting. As a result of the COVID-19 pandemic government restrictions and our concern for the health and safety of our Board members, all but one of the Board’s meetings in 2020 were held via video conference with optional in person attendance. In 2020, each director attended at least 75% of the meetings of the Board and the committees on which he or she served. Each of the directors standing for reelection attended our 2020 Annual Shareholders’ Meeting.

Board Committees and Charters

The Board currently has standing Audit, Compensation, and Nominating and Corporate Governance Committees and appoints the members to each of these committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Each Board committee has a written charter approved by the Board. A copy of each charter is available in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section. The table below shows the members of each committee as of the date of this proxy statement, and the number of meetings held by each committee during 2020.

Director	Audit	Compensation	Nominating and Corporate Governance
Joe Mansueto
Kunal Kapoor
Robin Diamonte	Member		Member
Cheryl Francis	Chair	Member
Steve Joynt
Steve Kaplan		Chair	Member
Gail Landis	Member		Member
Bill Lyons		Member	Chair
Jack Noonan(1)	Member	Member
Caroline Tsay	Member		Member
2020 Meetings	9	5	6

(1) In accordance with the Board’s retirement policy, Jack will not be standing for re-election as a member of the Board and such Board committees as of the annual meeting.

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions and is directly responsible for appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm. We describe the responsibilities and activities of the Audit Committee in greater detail in the Audit Committee Report on page 44.

Compensation Committee

The Compensation Committee reviews and determines the base salary, incentive plan awards, and other matters relating to compensation for the chief executive officer based on his individual performance and overall contribution to the company. For our other executive officers other than Joe Mansueto, the Compensation Committee reviews and determines base salaries, incentive plan awards, and other matters relating to compensation based on feedback from our chief executive officer about the officer’s performance and overall contribution to the company. At Joe’s request, he did not participate in our equity or cash-based incentive programs in 2020 and his annual salary has been fixed at $100,000 since resuming his role as our chief executive officer in 2000 and continuing in his role as executive chairman. The Compensation Committee oversees the administration of our equity-based compensation plans, including reviewing and granting equity-based awards to our non-employee directors, executive officers, and other employees. The Compensation Committee also reviews and recommends to the Board various other Morningstar compensation policies, programs, and related matters. The Compensation Committee makes recommendations to the Board concerning our compensation practices for non-employee directors.

The Compensation Committee may, in its discretion and only to the extent permitted by law, delegate certain of its authority to a subcommittee of the Compensation Committee. The Compensation Committee may engage its own outside advisors as it deems appropriate. In 2020, management retained an independent compensation consultant, Willis Towers Watson, to review the company’s executive compensation program. We discuss additional information about the Compensation Committee, its activity during 2020, and related matters in the Compensation Discussion and Analysis section, which begins on page 15.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, including general understanding of technology, human resources, marketing, sales, finance, and other disciplines relevant to the success of a publicly traded company; understanding of various aspects of our business; education and professional background, including current employment and other board memberships; and reputation for integrity. Although the company does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board believe that it is essential that the individual Board members represent diverse opinions, perspectives, personal and professional experiences, and backgrounds. The Nominating and Corporate Governance Committee reviews these factors and others it considers useful in the context of the perceived needs of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2020, we did not use a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. Doniel Sutton, who is being nominated by the Board to serve as a director for the term beginning at the annual meeting, was introduced to our chief executive officer and the Chair of the Nominating and Corporate Governance Committee by a third party. The Board sought to add a member with significant human capital management expertise and experience at high growth technology companies, and as described on page 6, Doniel’s experience fit this need. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders using the same criteria it uses for other candidates. A shareholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to our corporate secretary at Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. In addition, our by-laws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two director nominees, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our by-laws, which can be found in the Investors Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the appropriate size, performance, composition, duties, and responsibilities of the Board and each of its committees. The Nominating and Corporate Governance Committee also reviews and reports to the Board on a periodic basis on other corporate governance matters.

Limitation on Other Board Service

We require that our directors who serve as an executive officer of a public company serve on a total of no more than three public company boards, including ours. We require that our directors who do not serve as an executive officer of a public company serve on no more than four public company boards, including ours.

Communications from Shareholders to the Board

Shareholders may communicate with the Board by writing to our corporate secretary at Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602 or by sending an email to board@morningstar.com. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our corporate secretary to forward correspondence only to the intended recipients; however, the Board has also instructed him to review the correspondence prior to forwarding it and, in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the company for review and possible response.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. We have posted the guidelines in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section.

Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•        The Board believes that a board of directors consisting of seven to 12 members is an appropriate size based on our present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

•        The Board may fill Board vacancies. Directors appointed by the Board to fill vacancies serve until the next annual meeting at which directors are to be elected.

•        The Board believes that, except during periods of temporary vacancies, a substantial majority of its directors must be independent. In determining the independence of a director, the Board applies the relevant Nasdaq requirements and applicable law and regulations.

•        The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they can also result in the loss of contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Board believes it can continue to evolve and adopt new viewpoints through the process for the evaluation and nomination of director candidates. In that regard, the Nominating and Corporate Governance Committee and the Board consider each member’s length of service and openness to new ideas when considering the appropriate slate of candidates to recommend for nomination.

•        Directors are required to retire from the Board when they reach the age of 73. A director reaching the age of 73 following his or her election to the Board may continue to serve until the next annual meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement for any director if deemed in the best interests of the company.

•        The Board believes that any director who discontinues his or her present employment or who materially changes his or her position should promptly tender a written offer of resignation to the Board. The Nominating and Corporate Governance Committee will then evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of his or her changed circumstances.

•        All directors are required to comply with their obligations described in the Conflicts of Interest section of our Corporate Governance Guidelines. If an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in our business operations, or in a director’s circumstances, the director should immediately report that matter to our general counsel for evaluation. If a significant conflict cannot be resolved, the director may be required to resign.

•        If a director has a personal interest in a matter before the Board, the director must disclose the interest to the Board, must excuse himself or herself from participation in the discussion, and may not vote on the matter.

We have posted our Code of Ethics, which has been adopted by the Board and is applicable to each director, in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section.

Directors’ Compensation

The Board establishes non-employee directors’ compensation based on the recommendation of the Compensation Committee. Directors who are also our employees do not receive any additional compensation for serving on the Board or attending Board meetings. Our non-employee directors receive cash compensation and equity-based compensation.

Cash Compensation

In 2020, each non-employee director received an annual retainer of $40,000. Non-employee directors who are members of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee received an additional annual retainer of $5,000, except for Gail Landis who received an additional annual retainer of $5,000 for acting as a representative of the Nominating and Corporate Governance Committee at meetings of the boards of directors of our credit ratings entities DBRS, Inc., DBRS GmbH, DBRS Ratings Limited, and DBRS Limited. The Audit Committee Chair, Compensation Committee Chair, and Nominating and Corporate Governance Committee Chair received an annual retainer of $25,000, $15,000, and $15,000, respectively. In addition to the retainers described above, we reimburse our non-employee directors for travel expenses for attending Board and committee meetings, when applicable.

Equity-Based Compensation

In 2020, each of our non-employee directors received an annual grant of restricted stock units covering shares with a value of approximately $150,000 at grant that vest over a period of three years. In lieu of receiving the annual grant of restricted stock units, new non-employee directors receive an initial grant of restricted stock units covering shares with a value of approximately $250,000 at grant, also vesting over a period of three years.

2020 Directors’ Compensation

The following table shows compensation earned by each of our non-employee directors in 2020. Joe Mansueto and Kunal Kapoor are members of our Board and Morningstar employees. Neither receives any additional compensation for serving on the Board or attending Board meetings.

	Fees Earned or Paid in Cash	Stock Awards	Total(1)
Robin Diamonte	$50,000	$149,991	$199,991
Cheryl Francis	75,000	149,991	224,991
Steve Joynt	50,000	249,985	299,985
Steve Kaplan	65,000	149,991	214,991
Gail Landis	55,000	149,991	204,991
Bill Lyons	65,000	149,991	214,991
Jack Noonan	50,000	149,991	199,991
Caroline Tsay	50,000	149,991	199,991

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for restricted stock unit awards granted in 2020 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 13 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2020, our non-employee directors held the following number of unvested restricted stock units: Robin Diamonte 2,230; Cheryl Francis 2,230; Steve Joynt 1,720, Steve Kaplan 2,230; Gail Landis 2,230; Bill Lyons 2,230; Jack Noonan 2,230; Caroline Tsay 2,230. Stock awards when granted are rounded down to the nearest whole share.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information about beneficial ownership of our common stock as of March 1, 2021 by each of our directors and nominees, each of the executive officers identified in the compensation tables included in this proxy statement, each holder of more than 5% of our common stock, and all of our directors, and executive officers as a group. Except as otherwise indicated in the notes to the table, each person named in the table has sole voting and investment power with respect to the shares listed.

The percentages in the following tables are based on 42,945,963 shares of our common stock outstanding as of March 1, 2021.

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock
Joe Mansueto(1)	19,357,695	45.1%
Kunal Kapoor	56,009	*
Jason Dubinsky	10,037	*
Bevin Desmond(2)	46,163	*
Danny Dunn	4,961	*
Robin Diamonte	6,047	*
Cheryl Francis	30,142	*
Steve Joynt	0	*
Steve Kaplan	43,288	*
Gail Landis	1,733	*
Bill Lyons(3)	22,312	*
Jack Noonan(4)	33,332	*
Doniel Sutton	0	*
Caroline Tsay(5)	3,663	*
All directors and executive officers as of March 1, 2021 as a group (13 persons)	19,615,382	45.7
5% Shareholders
Select Equity Group, L.P.(6)	2,235,950	5.2

* Represents beneficial ownership of less than 1%.

(1) Joe Mansueto’s address is c/o Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. Reflects 18,975,731 shares of our common stock over which Joe has sole voting and investment power and 381,964 shares of our common stock over which Joe has shared voting and investment power. Joe has pledged 3,000,000 shares of our common stock as security under the terms of a bank credit agreement. Includes 175,714 shares of our common stock held by the Mansueto Foundation, a private charitable foundation.

(2) Includes 21,107 shares of common stock held by Bevin’s spouse.

(3) Includes 7,500 shares of common stock as to which Bill has shared voting and investment power.

(4) Includes 1,000 shares of common stock held by Jack’s spouse.

(5) Reflects ownership rounded to the nearest whole share. Caroline owns an additional 0.0232 fractional shares.

(6) The indicated interest is based solely on a Schedule 13G filed on February 12, 2021 by Select Equity Group, L.P. and George S. Loening (together, Select Equity) whose business address is 380 Lafayette Street, 6th Floor New York, New York 10003. In its Schedule 13G, the reporting persons reported ownership as of December 31, 2020 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Select Equity	2,235,950	0	2,235,950	0	2,235,950

Compensation Discussion and Analysis

In this section, we discuss the goals of our compensation program and how we compensated each of the executive officers for 2020 who are identified in the following table. We refer to this group as the named executive officers, and the group includes our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers in office as of the last day of 2020.

Name	Title
Kunal Kapoor	Chief Executive Officer
Jason Dubinsky	Chief Financial Officer
Bevin Desmond	Head of Talent & Culture
Danny Dunn	Chief Revenue Officer
Joe Mansueto	Executive Chairman and Chairman of the Board

Goals of Our Compensation Program

Our Compensation Committee’s compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful annual cash incentive compensation through the Morningstar Incentive Plan (the Corporate Incentive Plan) and equity-based compensation through the Morningstar 2011 Stock Incentive Plan (the 2011 Plan).

Our goal is to develop compensation policies and practices that:

•        attract and retain talented executives;

•        motivate and reward our executives for their individual and collective contributions to the company; and

•        align our executives’ interests with the long-term interests of our shareholders.

The Compensation Committee believes that, as members of our management team take on more responsibility at Morningstar, variable incentive pay and equity awards should make up a larger portion of their total compensation. Our compensation program is designed to reward each member of our management team based on his or her overall contribution to the company and the goals and initiatives most relevant to his or her role or the particular product area that such member manages.

The Compensation Committee does not use rigid formulas to determine executive compensation but nevertheless aims to tie annual cash incentive compensation closely to value creation, as measured by increases in revenue and EBITDA (earnings before interest, taxes, depreciation, and amortization) or similar measures. Our equity program, combined with our stock ownership requirements for our executive officers and directors, is designed to reward long-term stock performance. The Compensation Committee bases its decisions about an executive’s compensation on its assessment of his or her performance and contribution toward enhancing the intrinsic value of our company and its product areas. The Compensation Committee relies on its judgment in determining the amounts and combination of base salary, annual bonus, and equity awards. In 2020, management retained an independent compensation consultant, Willis Towers Watson, to review aspects of the Company’s executive compensation program, for a fee of approximately $61,176. Separately, Willis Towers Watson also provided, at management’s request, services relating to broader human resources-related engagements, the fees for which totaled approximately $37,308 in 2020.

The Compensation Committee compares the total compensation of our executives to what it sees in the market for companies of similar size and operating in a similar business. The Compensation Committee doesn’t target specific compensation levels based on this review but considers this information to obtain a general understanding of current compensation practices.

When evaluating 2020 compensation, the Compensation Committee compared the total compensation of our executives with compensation for executives at the following companies:

AssetMark Financial Holdings, Inc.	Moody’s Corporation
CBOE Holdings, Inc.	MSCI Inc.
Envestnet, Inc.	SEI Investments Company
FactSet Research Systems, Inc.	SS&C Technologies Holdings, Inc.
Fair Isaac Corporation	Verisk Analytics, Inc.
MarketAxess Holdings, Inc.

The above peer group was the same peer group that was used to evaluate 2019 compensation decisions except for the removal of Financial Engines, Inc. due to its being acquired by Hellman & Friedman and the additions of AssetMark Financial Holdings, Inc, MarketAxess Holdings, Inc., Moody’s Corporation, and Verisk Analytics, Inc. These companies were added with consideration of the following factors: each company’s size relative to Morningstar, relevant lines of business in relation to Morningstar, and in most cases, the commonality of being identified as a peer of other existing Morningstar peers.

The Compensation Committee also evaluated published compensation survey data provided by Radford. The survey provides information about compensation levels and practices at financial services and technology companies. When reviewing data from published surveys, the Compensation Committee focuses on information specific to companies of Morningstar’s size. For purposes of this Compensation Discussion and Analysis, we refer to the compensation data for these companies and surveys as “market data.”

“Say on Pay” Vote

Beginning in 2020, the company now provides its shareholders with an opportunity to cast an advisory “say on pay” vote on executive compensation every year until the next vote on the frequency of future say on pay votes. The company held its last say on pay vote at its 2020 Annual Shareholders’ Meeting, and the proposal was approved with approximately 99% of the votes cast in support of the proposal. Given the significant shareholder support, the Compensation Committee did not make any changes to the company’s executive compensation program in response to the 2020 say on pay vote. The company is conducting a say on pay vote at its 2021 Annual Shareholders’ Meeting. For additional information on this year’s say on pay vote, see Proposal 3: Advisory Vote to Approve Executive Compensation.

Executive Chairman Compensation

Joe Mansueto has served as chairman since our company’s inception and as chief executive officer from 1984 to 1996 and from 2000 to 2016. In consideration of his status as our principal shareholder, Joe believes that his compensation should be directly aligned with other shareholders and be realized primarily through appreciation in the long-term value of our common stock. Accordingly, at his request, he did not participate in our equity or cash-based incentive programs in 2020. In addition, Joe’s annual salary has been fixed at $100,000 since resuming his role as our chief executive officer in 2000 and continuing in his role as executive chairman.

2020 CEO Compensation

During 2019, the Compensation Committee continued to monitor, evaluate, and revisit Kunal’s target total compensation. In 2019, Willis Towers Watson conducted a competitive compensation analysis for the chief executive officer role using the company’s 2019 compensation peer group. Based on the Compensation Committee’s review of the analysis prepared by Willis Towers Watson and other factors, the Compensation Committee originally established Kunal’s 2020 target total compensation at the levels it felt appropriate as a more experienced CEO, with an emphasis on recognizing the successes he has delivered as CEO since his promotion and the opportunities to deliver future value to the firm through his strategic direction and leadership. The Compensation Committee set Kunal’s 2020 target total compensation by replicating the target total compensation package that was established in 2017 and originally intended to include a modest increase to his base salary and larger increases to his variable targets (i.e., bonus and equity) from which value will only be realized with continued demonstrated performance. The Compensation Committee originally approved Kunal’s 2020 base salary to be $500,000 and his 2020 target bonus to be

$1,000,000, but those increases were subsequently delayed consistent with our decision to delay other compensation increases across the company as a result of the uncertainty created by the COVID-19 pandemic. Therefore, the increases to Kunal’s base salary and target bonus were not implemented in 2020.

The Compensation Committee will continue to monitor and manage the progression of Kunal’s target total compensation over time based on his performance. The table below shows Kunal’s 2020 target total compensation:

Annual Base Salary	Target Bonus	Equity Awards
$400,000	$950,000

Annual equity grant with a target value of $1,500,000, allocated equally between market stock units and restricted stock units. Ongoing, annual equity grants for Kunal in future years could be more or less than $1,500,000 if warranted by performance and competitiveness.

		A restricted stock unit grant of $3,000,000, which was granted on May 15, 2020 and will vest over a period of five years, which was approved by the Compensation Committee in December 2019.

The first grant of three performance-based market stock unit awards with a target value of $1,000,000 and with a three-year performance period, which was approved by the Compensation Committee in December 2019.

Elements of our Executive Compensation Program

Our executive compensation program currently consists of two main elements: cash compensation (annual base salary and annual bonus) and equity-based compensation (restricted stock units and market stock units). The Compensation Committee believes that its current compensation program for executive officers strikes the correct balance between short-term and long-term incentives. This mix of equity and cash compensation is intended to align the interests of our executive officers with those of our shareholders and provide incentives for our executive officers to enhance the intrinsic value of our company.

Cash Compensation

We pay cash compensation in the form of base salary and bonuses under the Corporate Incentive Plan. We include bonuses in the compensation package because the Compensation Committee believes doing so encourages strong financial and operational performance. We describe each component of cash compensation in more detail below.

Base Salary: The Compensation Committee reviews and determines the base salary for Kunal based on his individual performance and overall contribution to the company. For our other executive officers, the Compensation Committee reviews and determines their base salaries based in part on Kunal’s feedback about the individual’s performance and overall contribution to the company.

For 2020, no salary changes were approved for our named executive officers. As described above, the Compensation Committee originally approved Kunal’s 2020 base salary to be $500,000, but his increase was subsequently delayed to align with other delayed compensation across the company and so Kunal’s base salary increase was not implemented in 2020.

Annual Incentives: The Corporate Incentive Plan rewards participants for meeting and exceeding annual performance goals approved by the Compensation Committee. As noted above, Joe does not participate in the Corporate Incentive Plan. The design of the Corporate Incentive Plan gives the Compensation Committee discretion to establish a bonus for Kunal based on his individual performance and overall contribution to the company and bonuses for our other executive officers (other than Joe) based on an assessment of the individual’s achievements and feedback from Kunal about the individual’s performance and overall contribution to the company and, in certain cases, the performance of particular product areas.

2020 Bonus Target and Bonus Determinations for Named Executive Officers (Other than Joe Mansueto): In December 2019, the Compensation Committee approved the 2020 bonus targets for each of our named executive officers (other than Joe Mansueto, who does not participate in the Corporate Incentive Plan). The 2020 bonus targets for the named executive officers did not increase as compared to 2019. As described above, the Compensation Committee originally approved Kunal’s 2020 target bonus to be $1,000,000, but his increase was subsequently delayed to align with other delayed compensation across the company and

Kunal’s target bonus increase was not implemented in 2020. Kunal’s 2020 bonus target was set at $950,000, which is 237.5% of his base salary, and the 2020 bonus targets for the other named executive officers ranged from approximately 100% to 125% of each named executive officer’s base salary. The Compensation Committee determined these target bonus levels based on its assessment of the named executive officer’s impact on the company’s and a desire for a meaningful portion of total compensation to be in the form of variable incentive pay. In determining target bonus levels, the Compensation Committee also reviewed incentive compensation practices at similar companies. As noted above, while the Compensation Committee does not target compensation elements against the market data, the Compensation Committee does review the market data to understand competitive market practices with respect to executive compensation.

The Compensation Committee established adjusted revenue and adjusted EBITDA as the two metrics to measure company and product area performance for the annual cash incentive bonuses in 2020. The Compensation Committee determined payouts for 2020 primarily on financial performance, using a formula that measured adjusted revenue and adjusted EBITDA relative to company and product area goals established for the bonus program, rather than year-over-year comparisons. Revenue and EBITDA are adjusted to exclude the impact of certain items, such as expected incentive compensation costs, foreign currency fluctuations, capitalized software development costs, acquisitions and divestitures and associated costs, and certain investments in the business. At the beginning of 2020, the Compensation Committee established a funding formula that specifies bonus funding for adjusted revenue and adjusted EBITDA based on various performance levels, with the final funding factor being weighted 50% for adjusted revenue and 50% for adjusted EBITDA, which was shifted from 67% for adjusted revenue and 33% for adjusted EBITDA to put more emphasis on profitability. The reason for this shift was that cost management, contribution, and client retention were more important areas of focus in 2020 than in prior years as a result of the uncertain market environment during 2020 due to the COVID-19 pandemic. While the change in weightings to adjusted revenue and adjusted EBITDA were one of the important actions we took to navigate 2020, the Compensation Committee expects to return to an emphasis on top line growth with a heavier weighting on adjusted revenue in 2021. The graphics below illustrate how this formula works for company and product area performance:

2020 Adjusted Revenue Funding Formula

2020 Adjusted EBITDA Funding Formula

The Compensation Committee determined that Kunal’s, Jason’s, Bevin’s, and Danny’s bonus funding should be based entirely on the company performance measures.

Company Performance Measures: In 2020, our overall company financial performance resulted in the following calculation of the bonus funding factor and final payout factor:

Measure	Achievement	Goal	Goal Attainment	Unweighted Funding Factor	Weighting	Funding Factor
Adjusted Revenue (Millions)	$1,348.7	$1,401.2	96.3%	88.0%	50%	97.8%
Adjusted EBITDA (Millions)	$445.5	$441.0	103.1%	107.6%	50%

Each executive’s bonus target was multiplied by the final funding factor to determine the funding adjusted target bonus. Adjustments to the calculated award amounts were then determined based on each executive’s individual performance.

The table below shows the bonus earned by each of the named executive officers based on the achievement of company financial goals and the adjustments made for individual performance. Consistent with last year, the Compensation Committee approved an individual performance factor for Kunal which was used to calculate his final bonus amount. This final bonus amount was then allocated so that 100% of Kunal’s funding adjusted target was paid in cash and the remainder in restricted stock units that vest in full on the first anniversary of the grant date. For each of our other named executive officers, Kunal recommended, and the Compensation Committee approved, an individual performance factor which was used to calculate each of their respective cash bonus awards. Also, Kunal recommended and the Compensation Committee approved, an additional grant for Jason, Bevin and Danny of restricted stock units that vest in four equal annual installments commencing on the first anniversary of the grant date as part of the company’s program to deliver outsized awards to top performers. We describe the factors affecting the individual performance adjustment for each of our named executive officers in more detail below.

	Corporate Incentive Plan
	2020 Target Bonus	Financial Funding Factor	Individual Performance Adjustment		2020 Cash Bonus	Restricted Stock Units (1 year vest)	Restricted Stock Units (4 year vest)	2020 Final Bonus
Kunal Kapoor	$950,000	97.8%	125	%(1)	$929,100	$232,275	$—	$1,161,375
Jason Dubinsky	500,000	97.8%	110	%(2)	537,900	—	61,125	599,025
Bevin Desmond	270,000	97.8%	135	%(2)	356,481	—	66,015	422,496
Danny Dunn	300,000	97.8%	110	%(2)	322,740	—	36,675	359,415

(1) For Kunal, the individual performance adjustment is applied to calculate his final bonus amount. As has been our practice since Kunal became CEO, his bonus was allocated so that 100% of Kunal’s funding adjusted target was paid in cash and the remainder in restricted stock units to be granted on May 15, 2021, which will vest in full on the first anniversary of the grant date.

(2) For Jason, Bevin and Danny, the individual performance adjustment is applied to calculate each of their respective cash bonus amounts. Additionally, in 2020 Morningstar rewarded its top performers (those whose individual performance adjustment was above 100%) with special one-time impact awards of restricted stock units that vest in four equal annual installments commencing on the first anniversary of the grant date. Jason, Bevin, and Danny will receive these restricted stock units on May 15, 2021 in addition to their cash bonus as a result of being in this cohort and consistent with others across the company whose individual performance adjustment was above 100%.

2020 Bonus Payouts: The Compensation Committee reviewed Kunal’s performance and his broader impact on the growth of the business and the Compensation Committee reviewed Kunal’s evaluation of each executive’s contributions to key company initiatives and his or her broader impact on the growth of the business. The bonus discussion below describes the key goals for each named executive officer, how the Compensation Committee evaluated performance against those goals, and the factors affecting the individual performance adjustment for each of our named executive officers.

Kunal Kapoor: In 2020, Kunal’s key goals included driving our financial performance and making Morningstar the leading voice for ESG investors. Kunal was also charged with delivering an exceptional employee experience, as measured through employee engagement and efforts around career development and diversity, equity and inclusion.

While the company’s financial performance showed resilience, the economic impact of the COVID-19 pandemic and market turmoil presented many challenges. Nonetheless, Kunal oversaw the company’s continued expansion of the data we collect, the insights we deliver, and the range of research that we provide on investor portfolios. And as the convergence of public and private markets continues, PitchBook is fast becoming the go-to tool for investors in this growing space. Finally, Kunal led the acquisition of Sustainalytics, significantly enhancing our ESG offering and positioning us for growth and success in this space. Based on these factors, the Compensation Committee determined that Kunal’s individual performance adjustment be 125%, which resulted in a final bonus of $1,161,375. Kunal received $929,100 in cash and the remaining $232,275 in restricted stock units to be granted on May 15, 2021. The restricted stock units vest in full on the first anniversary of the grant date.

Jason Dubinsky: Among his key achievements in 2020, Jason’s successful stewardship of our first-ever debt offering was notable. We believe that we were able to raise long-term funds at a favorable rate, providing Morningstar with additional financial flexibility. Jason contributed meaningfully in other ways, too, including helping to drive a focus on expense management when the pandemic first hit and uncertainty reigned, as well ensuring that our financial systems and resources continue to scale appropriately for the size of organization we are becoming. Morningstar’s financial success in 2020 was in no small part due to Jason’s efforts, and for this reason, Kunal recommended a 110% individual performance adjustment for Jason. This resulted in Jason receiving a cash bonus of $537,900. Jason will also receive $61,125 in restricted stock units to be granted on May 15, 2021, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

Bevin Desmond: Bevin was instrumental in Morningstar’s response to the pandemic and led from the front, beginning in January 2020 when the pandemic had the potential to meaningfully disrupt our sizable operations in China. As it spread, Bevin stepped up to ensure that our colleagues and their families were healthy, cared for, and appropriately supported during a most unusual period. She also contributed to onboarding the new Sustainalytics team and completing the integration of DBRS colleagues fully into Morningstar. Bevin’s efforts helped contribute to the highest engagement scores experienced in

Morningstar’s history and a strong commitment to our culture, resulting in Kunal recommending a 135% individual performance adjustment for Bevin. This resulted in Bevin receiving a cash bonus of $356,481. Bevin will also receive $66,015 in restricted stock units to be granted on May 15, 2021, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

Danny Dunn: Our sales teams had a successful selling year despite all the unique challenges it presented, with most teams meeting or surpassing their sales targets for the year, thanks especially to a strong close to 2020. Danny led from the front in this context, and kept business development teams focused on clients and growth opportunities, despite the unique circumstances. Furthermore, he took on additional responsibility in the areas around demand generation and customer success and service. Our sales operations team also continued to integrate and onboard new teams to Morningstar in an efficient manner, and the technology stack that supports our sales and service efforts continues to get stronger and more scalable under Danny’s direction. For these reasons, Kunal recommended a 110% individual performance adjustment for Danny. This resulted in Danny receiving a cash bonus of $322,740. Danny will also receive $36,675 in restricted stock units to be granted on May 15, 2021, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

Equity-Based Compensation

Our stock incentive plan, the 2011 Plan, provides for grants of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and market stock units. All of our employees are eligible for awards under the 2011 Plan. As noted above, Joe Mansueto does not participate in the 2011 Plan.

Equity awards that vest over time are an important part of how we reward our executive officers and other employees. We pay a meaningful portion of executive officer compensation in the form of equity awards to help align the economic interests of our executive officers with those of our shareholders. We also believe it’s important for our executives to have a long-term stake in the success of the business. The amount of equity-based compensation we provide to each executive officer in a given year generally reflects the individual’s level of responsibilities within the company.

The Compensation Committee reviews the value of annual equity awards for each executive officer to evaluate whether they reflect each individual’s responsibilities within the company and encourage retention and long-term alignment with the company’s success. In 2020, we granted restricted stock units and market stock units to our named executive officers. Each named executive officer’s target equity value is allocated equally between restricted stock units and market stock units. Restricted stock units were granted to our named executive officers in May. With respect to market stock units, the Compensation Committee elected to grant one-half of each named executive officer’s targeted value in May and the other half in November to minimize the effect of any stock price volatility on the awards. We describe these awards in more detail below.

Restricted Stock Units: In 2020, the Compensation Committee granted restricted stock units to our named executive officers other than Joe Mansueto that vest in four equal annual installments commencing on the first anniversary of the grant date. The table below shows the approximate value approved for each named executive officer in 2020 and 2019.

	Approximate Value of 2020 Restricted Stock Units		Approximate Value of 2019 Restricted Stock Units
Kunal Kapoor	$3,750,000	(1)	$600,000	(2)
Jason Dubinsky	400,000		350,000
Bevin Desmond	250,000		200,000
Danny Dunn	225,000		175,000	(3)

(1) During 2020, Kunal received a restricted stock unit grant in the amount of $503,975 as part of his 2019 bonus award. This award is not included in Kunal’s 2020 target value in the table above.

(2) During 2019, Kunal received a restricted stock unit grant in the amount of $230,690 as part of his 2018 bonus award. This award is not included in Kunal’s 2019 target value in the table above.

(3) During 2019, Danny received a restricted stock unit grant in the amount of $76,233 as part of his 2018 bonus award. This award is not included in Danny’s 2019 target value in the table above.

The value of Kunal’s restricted stock unit award in 2020 was higher than in 2019 as noted under 2020 CEO Compensation. The value of Jason’s, Bevin’s, and Danny’s restricted stock unit award increased to reflect their performance and contributions; their overall equity increases were the only compensation increases they received in 2020.

Market Stock Units: In 2020, the Compensation Committee granted market stock units to our named executive officers, other than Joe Mansueto, that vest three years from the grant date depending on our total shareholder return (TSR) over that three-year period. In addition to the TSR metric, the market stock units granted to the named executive officers, other than Joe Mansueto, in 2020 had a performance kicker, where an additional amount of market stock units would be earned for outperformance during the performance period. The Compensation Committee granted one-half of the 2020 targeted value on May 15, 2020 and the other half on November 15, 2020. The table below shows the targeted value for each named executive officer in 2020 and 2019.

	2020 Market Stock Unit Kicker	Approximate Target Value of 2020 Market Stock Units		2019 MarketStock Unit Kicker	Approximate Target Value of 2019 Market Stock Units
Kunal Kapoor	Performance Kicker	$750,000	(1)	Revenue Kicker	$600,000	(2)
Jason Dubinsky	Performance Kicker	400,000		Revenue Kicker	350,000
Bevin Desmond	Performance Kicker	250,000		Revenue Kicker	200,000
Danny Dunn	Performance Kicker	225,000		Revenue Kicker	175,000

(1) As noted under 2020 CEO Compensation, during 2020, Kunal received the first of three grants of market stock units with a target value of $1,000,000, with a three-year performance period. This award was approved in 2019 when the Compensation Committee evaluated and revisited Kunal’s target total compensation as a more experienced CEO with demonstrated successes, strategic direction, and leadership, and is not included in Kunal’s 2020 target value in the table above.

(2) During 2019, Kunal received a third grant of market stock units with a target value of $834,000, with a three-year performance period. This award was approved at the time Kunal was appointed as chief executive officer in January 2017 and is not included in Kunal’s 2019 target value in the table above.

The value of Kunal’s market stock unit award in 2020 was higher than in 2019 as noted under 2020 CEO Compensation. The value of Jason’s, Bevin’s, and Danny’s market stock unit award increased to reflect their performance and contributions; their overall equity increases were the only compensation increases they received in 2020.

The market stock units vest based on our TSR over the three-year performance period, as shown in the table below. In 2020, the Target TSR to earn 100% of the target market stock units was raised from 10% to 20%, along with corresponding adjustments to the Threshold TSR and Maximum TSR. The shares earned based on TSR performance between the performance levels described below will be based on a linear interpolation.

Performance Level	Shares Earned as a Percentage of Target Market Stock Units
Threshold TSR	0% vesting if TSR is a negative 13.33%
Target TSR	100% vesting if TSR is 20%
Maximum TSR	150% vesting if TSR is 45%

In addition to TSR performance, if there is outperformance during the performance period, the named executive officers, other than Joe Mansueto, may receive an additional number of shares. The performance kicker will be determined by the Compensation Committee at or before the end of the performance period and will take into consideration actual performance results (other than TSR) and other metrics, quantitative and/or qualitative during the performance period. The shift from a revenue kicker in 2019 to a performance kicker in 2020 was made due to the uncertain market environment and uncertain three-year outlook during 2020 due to the COVID-19 pandemic.

Performance Level	Performance Kicker
To Be Determined by the Compensation Committee	100%-200% of shares earned based on TSR performance

2017 Market Stock Units: On May 15, 2017 and November 15, 2017, the Compensation Committee granted market stock units to each of our named executive officers, other than Joe Mansueto. Under the terms of the May 2017 and November 2017 market stock unit awards, we measured Morningstar’s total shareholder return over a three-year performance period beginning on each of May 15, 2017 and November 15, 2017, respectively compared to the payout scale for each grant. The tables below disclose the payout scale, actual total shareholder return, and resulting MSUs earned as a percentage of target by each of named executive officers, other than Joe Mansueto.

May 2017 Market Stock Units

Performance Level	Shares Earned as a Percentage of Target Market Stock Units
Threshold TSR	0% vesting if TSR is a negative 23.33%
Target TSR	100% vesting if TSR is 10%
Maximum TSR	150% vesting if TSR is 35%
Actual TSR and Actual MSUs vesting	94.2% actual TSR resulting in 150% of target MSUs vesting

November 2017 Market Stock Units

Performance Level	Shares Earned as a Percentage of Target Market Stock Units
Threshold TSR	0% vesting if TSR is a negative 23.33%
Target TSR	100% vesting if TSR is 10%
Maximum TSR	150% vesting if TSR is 35%
Actual TSR and Actual MSUs vesting	131.9% actual TSR resulting in 150% of target MSUs vesting

Employment Agreements, Change in Control Arrangements, and Deferred Compensation

We do not have any employment agreements or change-in-control agreements with any of our executive officers.

If there is a change in control of Morningstar, the Compensation Committee can vest or make exercisable, as the case may be, unvested or not yet exercisable awards granted under the 2011 Plan. The following events constitute a change in control within the meaning of the 2011 Plan: the acquisition by a person or entity of more than 50% of Morningstar’s common stock, other than by Joe Mansueto, his wife, children, or any trustee or custodian on their behalf; a merger, consolidation, or statutory share exchange involving Morningstar, unless shareholders receive more than 60% of the stock of the surviving company or the parent company; a liquidation or dissolution of Morningstar; or a sale of substantially all of Morningstar’s assets. The Compensation Committee has not determined how it will exercise its discretion if there is a change in control of Morningstar.

If there had been a change in control of Morningstar on December 31, 2020 and the Compensation Committee exercised discretion to accelerate vesting, the market value on that date of the shares subject to unvested restricted stock units and market stock units (at target) that would have vested, for the benefit of each of our named executive officers would have been:

	Restricted Stock Units	Market Stock Units
Kunal Kapoor	$11,224,893	$8,607,920
Jason Dubinsky	1,739,091	1,841,213
Bevin Desmond	1,058,275	1,240,057
Danny Dunn	895,713	1,043,454
Joe Mansueto	—	—

None of our executive officers hold any unvested stock options that would have been accelerated upon a change in control of Morningstar.

Other than our 401(k) plan, we do not have any plans that permit executive officers to defer salary or bonus.

Rule 10b5-1 Trading Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for our executive officers and directors. These guidelines are designed to encourage our executive officers and directors to increase their equity stakes in Morningstar and more closely link their economic interests with those of our shareholders. We require each of our executive officers and directors to hold either shares with a value of $5,000,000 or generally speaking, a number of Morningstar shares and share equivalents that is at least the sum of 12.5% of the total number of exercisable stock options and 25% of the total number of vested restricted stock units and vested market stock units that he or she has been granted. We describe our stock ownership requirements for executive officers and directors in more detail on the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section.

As of March 1, 2021, our executive officers and directors were in compliance with these requirements except for one director. Due to an administrative error, Gail Landis is not currently in compliance but has a plan is in place to achieve compliance no later than the second quarter of 2022. The Nominating and Corporate Governance Committee has reviewed the facts and granted Gail a waiver to the stock ownership requirements for this period of time. The Nominating and Corporate Governance Committee has also reviewed the Company’s relevant internal controls and approved process improvements designed to identify and correct similar errors going forward.

Anti-Hedging Policy

Our Code of Ethics prohibits directors and employees from engaging in short sales of Morningstar’s common stock and transactions in publicly traded options in Morningstar’s common stock (such as puts, calls, and other derivative securities) on an exchange or in any other organized market and from entering into derivative or hedging transactions intended to reduce their risk of owning Morningstar securities, while still maintaining ownership of such securities.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in Morningstar’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation Committee

Steve Kaplan, Chair
Cheryl Francis
Bill Lyons
Jack Noonan

Executive Compensation

The following table shows compensation for our named executive officers. No compensation information is provided for Bevin for 2018 and for Joe for 2018 and 2019 because Bevin and Joe were not named executive officers during those years.

2020 Summary Compensation Table

	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total
Kunal Kapoor	2020	$400,000	$—	$6,003,467	$—	$1,161,375	(4)	$14,889	$7,579,731
Chief Executive Officer	2019	400,000	—	2,033,793	—	1,511,925	(5)	14,964	3,960,682
	2018	387,500	—	1,833,035	—	1,233,690	(6)	14,130	3,468,355
Jason Dubinsky	2020	400,000	—	799,835	—	599,025	(7)	14,889	1,813,749
Chief Financial Officer	2019	400,000	—	699,642	—	928,375		14,313	2,042,330
	2018	400,000	—	699,776	—	608,935		14,139	1,722,850
Bevin Desmond	2020	270,000	—	499,849	—	422,496	(8)	13,856	1,206,201
Head of Talent and Culture	2019	258,750	—	399,834	—	480,720		13,552	1,152,856
Danny Dunn	2020	300,000	—	449,925	—	359,415	(9)	14,823	1,124,163
Chief Revenue Officer	2019	300,000	—	349,753	—	350,130		14,448	1,014,331
	2018	300,000	—	299,833	—	389,400	(10)	19,977	1,009,210
Joe Mansueto	2020	100,000	—	—	—	—		5,316	105,316
Executive Chairman and Chairman of the Board

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for restricted stock unit awards and market stock units granted in 2020 as determined pursuant to FASB ASC Topic 718. The amounts included for the market stock units are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. Under FASB ASC Topic 718, the vesting condition related to the total shareholder return (TSR) market stock units is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition. See Note 13 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating these amounts. For further information on these awards, see the 2020 Grants of Plan-Based Awards table beginning on page 27 of this proxy statement.

(2) The amounts represent annual bonus payments made under the Corporate Incentive Plan. For further information on these payments, see Compensation Discussion and Analysis—Annual Incentives.

(3) For 2020, the amounts shown represent the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) Plan	Other	Total
Kunal Kapoor	$264	$14,625	$—	$14,889
Jason Dubinsky	264	14,625	—	14,889
Bevin Desmond	178	13,678	—	13,856
Danny Dunn	198	14,625	—	14,823
Joe Mansueto	66	5,250	—	5,316

(4) For 2020, Kunal will receive $232,275 of the $1,161,375 in the form of restricted stock units to be granted on May 15, 2021, which will vest in full on the first anniversary of the grant date.

(5) For 2019, Kunal received $503,975 of the $1,511,925 in the form of restricted stock units granted on May 15, 2020, which will vest in full on the first anniversary of the grant date.

(6) For 2018, Kunal received $230,690 of the $1,233,690 in the form of restricted stock units granted on May 15, 2019 that vested in full on the first anniversary of the grant date.

(7) For 2020, Jason will receive $61,125 of the $599,025 in the form of restricted stock units to be granted on May 15, 2021, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

(8) For 2020, Bevin will receive $66,015 of the $422,496 in the form of restricted stock units to be granted on May 15, 2021, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

(9) For 2020, Danny will receive $36,675 of the $359,415 in the form of restricted stock units to be granted on May 15, 2021, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

(10) For 2018, Danny received $76,233 of the $389,400 in the form of restricted stock units granted on May 15, 2019 that vested in full on the first anniversary of the grant date.

2020 Grants of Plan-Based Awards

The following table shows information concerning the grant of plan-based awards in 2020 to each of our named executive officers.

	Grant Date	Approval Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(3)	Grant Date Fair Value of Stock Award(4)
				Target(1)	Threshold	Target	Maximum
Kunal Kapoor	—	—	Bonus	$950,000	$—	$—	$—	—	$—
	5/15/2020	12/05/2019	RSU	—	—	—	—	20,641	2,999,963
	5/15/2020	5/14/2020	RSU	—	—	—	—	5,160	749,954
	5/15/2020	5/14/2020	RSU	—	—	—	—	3,467	503,893
	5/15/2020	5/14/2020	MSU	—	0	3,453	10,359	—	374,892
	5/15/2020	12/05/2019	MSU	—	0	4,605	13,815	—	499,965
	11/15/2020	12/05/2019	MSU	—	0	3,014	9,042	—	499,932
	11/15/2020	11/06/2020	MSU	—	0	2,260	6,780	—	374,866
Jason Dubinsky	—	—	Bonus	500,000	—	—	—	—	—
	5/15/2020	5/14/2020	RSU	—	—	—	—	2,752	399,976
	5/15/2020	5/14/2020	MSU	—	0	1,842	5,526	—	199,986
	11/15/2020	11/06/2020	MSU	—	0	1,205	3,615	—	199,873
Bevin Desmond	—	—	Bonus	270,000	—	—	—	—	—
	5/15/2020	5/14/2020	RSU	—	—	—	—	1,720	249,985
	5/15/2020	5/14/2020	MSU	—	0	1,151	3,453	—	124,964
	11/15/2020	11/06/2020	MSU	—	0	753	2,259	—	124,900
Danny Dunn	—	—	Bonus	300,000	—	—	—	—	—
	5/15/2020	5/14/2020	RSU	—	—	—	—	1,548	224,986
	5/15/2020	5/14/2020	MSU	—	0	1,036	3,108	—	112,479
	11/15/2020	11/06/2020	MSU	—	0	678	2,034	—	112,460
Joe Mansueto	—	—	—	—	—	—	—	—	—

(1) Amounts shown represent the Corporate Incentive Plan bonus target for each participating named executive officer established by the Compensation Committee. The Corporate Incentive Plan does not include specified threshold or maximum payout levels.

(2) Amounts shown represent the target and maximum market stock units granted under the 2011 Plan. These market stock units vest on the third anniversary of the grant date depending on our total shareholder return (TSR) over that three-year period and performance kicker determined by the Compensation Committee at or before the end of the performance period. The number of shares of our common stock to be received at vesting will range from 0% to 300% of the target amount based on the company’s TSR for the three-year performance period and the performance kicker. At threshold performance, none of the shares vest. At target performance, the target number of shares would vest. At maximum performance, 150% of the target number of shares would vest plus an additional number of shares of up to 150% of target based on the performance kicker determined by the Compensation Committee.

(3) Amounts shown consist of restricted stock units granted under the 2011 Plan. These restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date, except Kunal’s RSU grant of 20,641 that was granted on May 15, 2020 vests in five equal installments beginning on the first anniversary of the grant date.

(4) Amounts shown represent the aggregate grant date fair value for each restricted stock unit grant and market stock unit grant made in 2020 as determined pursuant to FASB ASC Topic 718. The amounts included for the market stock units are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. See Note 13 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating this amount.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information concerning outstanding equity awards for our named executive officers as of December 31, 2020. This table assumes that 150% of the target market stock units will vest on future vesting dates and does not reflect the impact of any performance or revenue kicker that may apply.

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kunal Kapoor	48,472	(1)	$11,224,893	—		$—
	—		—	55,755	(2)	12,911,185
Jason Dubinsky	7,510	(3)	1,739,091	—		—
	—		—	11,925	(4)	2,761,472
Bevin Desmond	4,570	(5)	1,058,275	—		—
	—		—	8,030	(6)	1,859,507
Danny Dunn	3,868	(7)	895,713	—		—
	—		—	6,759	(8)	1,565,182
Joe Mansueto	—		—	—		—
	—		—	—		—

(1) These restricted stock units vest as follows: 6,797 on January 3, 2021; 11,127 on May 15, 2021; 6,797 on January 3, 2022; 7,659 on May 15, 2022; 6,546 on May 15, 2023; 5,418 on May 15, 2024; and 4,128 on May 15, 2025.

(2) 9,016, 9,151, 9,640, 7,951, 12,086, and 7,911 market stock units vest on May 14, 2021, November 14, 2021, May 14, 2022, November 14, 2022, May 14, 2023 and November 14, 2023, respectively, subject to the achievement of total shareholder return performance goals over a three-year performance period.

(3) These restricted stock units vest as follows: 2,404 on May 15, 2021; 669 on November 15, 2021; 2,403 on May 15, 2022; 1,346 on May 15, 2023; and 688 on May 15, 2024.

(4) 1,521, 1,543, 2,352, 1,939, 2,763, and 1,807 market stock units vest on May 14, 2021, November 14, 2021, May 14, 2022, November 14, 2022, May 14, 2023 and November 14, 2023, respectively, subject to the achievement of total shareholder return performance goals over a three-year performance period.

(5) These restricted stock units vest as follows: 2,082 on May 15, 2021; 1,252 on May 15, 2022; 806 on May 15, 2023; and 430 on May 15, 2024.

(6) 1,351, 1,372, 1,344, 1,108, 1,726, and 1,129 market stock units vest on May 14, 2021, November 14, 2021, May 14, 2022, November 14, 2022, May 14, 2023 and November 14, 2023, respectively, subject to the achievement of total shareholder return performance goals over a three-year performance period.

(7) These restricted stock units vest as follows: 1,715 on May 15, 2021; 1,050 on May 15, 2022; 716 on May 15, 2023; and 387 on May 15, 2024.

(8) 1,014, 1,029, 1,176, 969, 1,554, and 1,017 market stock units vest on May 14, 2021, November 14, 2021, May 14, 2022, November 14, 2022, May 14, 2023 and November 14, 2023, respectively, subject to the achievement of total shareholder return performance goals over a three-year performance period.

2020 Option Exercises and Stock Vested

The following table shows certain information concerning the exercise of stock options and vesting of restricted stock units and market stock units during the year ended December 31, 2020 for each of our named executive officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Kunal Kapoor	—	$—	31,109	$5,087,687
Jason Dubinsky	—	—	4,522	828,090
Bevin Desmond	7,000	1,167,718	6,155	995,795
Danny Dunn	—	—	5,639	920,799

CEO Pay Ratio Disclosure

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Kunal Kapoor, our chief executive officer.

Ratio

For 2020:

• The annual total compensation of our median employee was $59,920.

• Kunal’s annual total compensation, as reported in the Total column of the 2020 Summary Compensation Table, was $7,579,731.

• Based on this information, the ratio of the annual total compensation of Kunal to the annual total compensation of our median employee is estimated to be 126:1.

Identification of Median Employee

For purposes of identifying the median employee(s), we considered the base salary, allowances and target incentive compensation of all employees, other than Kunal, in the Company’s global employee population as of December 31, 2020. As a result of our acquisitions of DBRS in 2019 and Sustainalytics in 2020 there has been significant growth in our employee population such that identification of a new median employee was appropriate. As of December 31, 2020, we had approximately 7,979 permanent full-time employees.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2020 Summary Compensation Table with respect to each of the named executive officers.

Equity Compensation Plan Information

The following table includes certain information as of December 31, 2020 regarding our equity incentive plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Covered by Outstanding Options, Warrants, and Rights)
Equity compensation plans approved by shareholders	599,946	(1)	$57.28	(2)	2,472,496
Equity compensation plans not approved by shareholders	0		—		0
Total	559,946		$57.28		2,472,496

(1) Includes 436,767 restricted stock units, 115,377 market stock units and 47,802 PitchBook bonus plan performance share awards that were outstanding as of December 31, 2020.

(2) Restricted stock units, market stock units, and PitchBook bonus plan performance share awards do not have an exercise price. Accordingly, outstanding restricted stock units, market stock units, and performance share awards have been disregarded for purposes of computing the weighted average exercise price.

Proposal 2:

Approval of the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan

We are asking shareholders to approve the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan (the Amended 2011 Plan), which amends and restates the Morningstar, Inc. 2011 Stock Incentive Plan (the 2011 Plan, and together with the Amended 2011 Plan, the Plan), including to extend the term of the 2011 Plan and to increase the number of shares available for issuance under the plan and pursuant to unrestricted stock awards. The 2011 Plan expires on May 17, 2021. Our Board believes that continuation of our long-term equity incentive compensation program beyond the expiration of the 2011 Plan is necessary because it enables us to attract, retain and motivate employees, directors and other qualified personnel, as well as to align their interests with those of our shareholders. We are also asking our shareholders to ratify a Board-approved limit on the total compensation payable to a non-employee director in a calendar year, which is included in the Amended 2011 Plan. As a result, on February 23, 2021, upon recommendation of the Compensation Committee, the Board adopted the Amended 2011 Plan, subject to shareholder approval. If the Amended 2011 Plan is approved at the annual meeting, it will become effective as of May 14, 2021 upon such shareholder approval (the Effective Date) and will remain in effect until the first annual meeting of the company’s shareholders to occur on or after the tenth anniversary of its Effective Date, unless terminated earlier by the Board.

If our shareholders do not vote to approve the Amended 2011 Plan, the 2011 Plan will expire on May 17, 2021, and no other changes described in this proposal will take effect. Further, if our shareholders do not approve the Amended 2011 Plan, and as a consequence we are not able to continue to grant equity awards at competitive levels, we believe it may negatively affect our ability to recruit and retain highly qualified employees, directors and other personnel, which could have the effect of hampering our growth.

Outstanding Awards

The 2011 Plan is our only active employee equity plan with shares available for future issuance. The table below outlines key information regarding all of Morningstar’s outstanding awards under the 2011 Plan and Prior Plans as of December 31, 2020.

Equity Information as of December 31, 2020
Stock options outstanding	3,600
Weighted average exercise price	$57.28
Weighted average remaining contractual life	0.37 years
Restricted stock units outstanding (unvested)	436,767
Market stock units outstanding (unvested)(1)	115,377
Performance share awards outstanding (unvested)(1)	47,802
Shares remaining for grant under the 2011 Plan	2,472,496
Total common shares outstanding	42,898,158

(1) Share counts assume that all outstanding market stock units and performance-based awards are counted at “target”.

For additional information regarding stock-based awards previously granted, see Note 13 to the company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Request for Increase in Share Reserve for the Amended 2011 Plan

As indicated in the table above, as of December 31, 2020, we have 2,472,496 shares available for future awards under the 2011 Plan.

In order to have an appropriate number of shares available for future equity awards to hire and retain the talent necessary to achieve strong performance, on recommendation of the Compensation Committee, the Board approved an increase in the number of shares reserved for issuance under the Amended 2011 Plan of 1,050,000 shares. If the plan amendment is approved, and assuming outstanding performance-based awards are counted at “target”, we will have 3,522,496 shares available for future grants under the Amended 2011 Plan as of December 31, 2020.

In making its determination regarding the share reserve under the Amended 2011 Plan, the Board considered our prospective equity compensation needs in view of our historical granting practices and our burn rate (as explained below), as well as the dilutive impact of the Amended 2011 Plan to our shareholders. The Board also considered information published by institutional advisors, including their proxy voting guidelines.

Our potential dilution, or “overhang,” from outstanding awards and shares available for future awards under the Amended 2011 Plan is approximately 8.8% on a fully-diluted basis. For this purpose, dilution is calculated as a percentage, where the numerator is the sum of the 2,472,496 shares reserved under the 2011 Plan for granting of equity awards, plus the 603,546 shares subject to outstanding awards, plus, for purposes of the estimated future dilution, the 1,050,000 new shares that would be added if our Amended 2011 Plan is approved by shareholders, and the denominator is the sum of the number of our shares of common stock outstanding plus the aggregate number of shares in the numerator.

We also seek to manage long-term dilution by monitoring the number of equity awards granted annually, commonly referred to as “burn rate.” Burn rate is commonly defined as the number of shares granted under a company’s equity incentive plans in a given fiscal year divided by the weighted average shares of common stock outstanding during that fiscal year. Based on the foregoing, our three-year average burn rate for the period from 2018 through 2020 was 1.0%.

Based solely on the rate at which we have granted awards to date under the 2011 Plan, and assuming that future awards under the Amended 2011 Plan would be made at approximately the same rate, the total number of shares available for grant under the Amended 2011 Plan is calculated to last at least five years. However, the amount of awards granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors, including but not limited to the stock price of our common stock on the future dates of grant, the volatility of the stock and prevailing market conditions, as well as the growth of our employee population and our future grant practices.

Material Changes to the 2011 Plan

The following summary highlights the proposed material changes to the 2011 Plan.

•           Term of the Plan: The term of the plan is extended through the first annual meeting of the company’s shareholders that occurs on or after the tenth anniversary of the date on which our shareholders approve the Amended 2011 Plan.

•           Increase in Authorized Shares: An additional 1,050,000 shares are authorized for issuance under the Amended 2011 Plan.

•           Non-Employee Director Compensation Limit: The Amended 2011 Plan imposes an overall limit of $700,000, increased by $200,000 in the case of extraordinary service, on the total compensation that may be granted or paid, whether in equity or cash, to any individual non-employee director as compensation for services as a non-employee director in any calendar year. This overall total compensation limit may not be increased without shareholder approval.

•           Increase in Unrestricted Stock Award Limit: The maximum number of shares that may be issued to all participants in the aggregate pursuant to unrestricted stock awards during any fiscal year is increased from 2,000 to 10,000.

Other Changes to the 2011 Plan

In addition to the changes noted above, the amendments include the following, as well as other administrative, clarifying and conforming changes:

•           Limitation and Clarification of Share Recycling Provisions: The Amended 2011 Plan no longer permits the replenishment of its share reserve with shares withheld by the company to pay the exercise price of an option or to pay tax withholdings on any award. Further, the Amended 2011 Plan prohibits the replenishment of the share reserve with shares that are not issued as a result of the net settlement of a stock option or stock appreciation right (SAR) or shares that are repurchased on the open market using proceeds from the exercise of a stock option. The Amended 2011 Plan clarifies that shares under an award that are converted to shares of another person in connection with certain corporate transactions will become available again under the plan.

•           Prohibition on Dividends and Dividend Equivalents before Vesting: The Amended 2011 Plan prohibits the payment of dividends or dividend equivalents on any stock award prior to the vesting of such award (not limited to certain performance-based awards, as under the 2011 Plan) and prohibits dividend equivalents on options, SARs and performance units.

•           Individual Performance Unit Award Limit: The limit on the amount that may be payable to an individual participant with respect to performance units granted during any fiscal year is increased to $10.0 million from $2.5 million.

•           Plan Administration: The Board is given authority to administer the Amended 2011 Plan (as well as the Board-appointed committee that will generally administer the plan (the Committee)) and the Committee is given express authority to waive terms of awards, determine settlement of awards and to cancel or forfeit awards.

•           Substitute Awards/Acquired Plans: The Amended 2011 Plan authorizes the grant of awards in substitution for awards previously granted by a company acquired by the company and provides that shares (as adjusted) available for grant under a pre-existing shareholder-approved plan of such an acquired company and not adopted in contemplation of such acquisition may be used for certain awards under the Amended 2011 Plan, subject to the limitations set forth in the Amended 2011 Plan. Any shares subject to such substitute awards or sourced from an acquired company plan will not reduce the shares available under the Amended 2011 Plan, nor be added to such available shares upon forfeiture of the awards to which they relate.

•           Automatic Exercise: The Committee is given discretion to provide for the automatic exercise of expiring, in-the-money stock options, via an award agreement or otherwise.

•           Change in Control: The Amended 2011 Plan clarifies that a “change in control” will not occur under the plan if 50% or more of the company’s shares or voting power are acquired by the parents or siblings of Joe Mansueto or any partnership, corporation, LLC or other business entity wholly owned, directly or indirectly, by any of the foregoing parties (as well as by his spouse or descendants, as under the 2011 Plan), or if there is a transaction with the sole purpose of changing the jurisdiction of the company’s incorporation or creating a holding company owned in substantially the same proportions by the persons who held the company’s securities immediately before such transaction.

•           Transferability of Awards: The 2011 Plan is amended so that only U.S.-based participants may designate beneficiaries or transfer awards (in limited circumstances) under the Amended 2011 Plan.

•           Clawback: The Amended 2011 Plan provides that all awards are subject to recovery or other penalties pursuant to any clawback or recoupment policy or provision that the company may adopt or set forth in an award agreement, as well as to any clawback required by applicable law or listing standard.

•           Tax Withholding: The tax withholding provisions of the 2011 Plan are updated, including to reflect amendments to U.S. GAAP that permit share withholding at up to the maximum applicable withholding rate.

•           Tax Cuts and Jobs Act Updates: The 2011 Plan has been updated to remove language required to grant awards that qualified for the “performance-based compensation” deduction limit exception under Section 162(m) of the Code, given the repeal of that exception by the Tax Cuts and Jobs Act. However, the Amended 2011 Plan maintains certain individual annual award limits as did the 2011 Plan. Any outstanding awards that were intended to qualify as deductible “performance-based compensation” continue to be governed by the applicable provisions of the 2011 Plan relevant to such qualified awards, notwithstanding the amendments adopted in the Amended 2011 Plan.

•           Tandem Awards: The ability to grant SARs in tandem with options is eliminated under the Amended 2011 Plan.

Principal Features of the Amended 2011 Plan

In this section we have summarized the principal features of the Amended 2011 Plan. This summary is not a complete description of the Amended 2011 Plan and is qualified in its entirety by reference to the full text of the Amended 2011 Plan, which is attached as an Appendix.

Purpose of the Amended 2011 Plan

The purpose of the Amended 2011 Plan is to enable the company and its subsidiaries to attract, retain and motivate employees, directors, officers, and consultants or other independent contractors, and to align interests of such award recipients with those of the company’s shareholders. The Amended 2011 Plan provides for a variety of stock-based awards, including non-qualified options and incentive stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, and performance units, any or all of which may be made contingent upon the achievement of performance criteria.

Limitation on Authorized Shares

If the Amended 2011 Plan is approved by shareholders, the maximum number of shares available for awards under the Amended 2011 Plan will be the sum of: (i) 1,050,000 shares, plus (ii) the shares remaining available for issuance under the 2011 Plan immediately prior to the Effective Date, plus (iii) shares subject to awards under the Morningstar, Inc. 2004 Stock Incentive Plan (the Prior Plan) that may become available under the Amended 2011 Plan, provided that the aggregate number of shares of common stock issuable under the Amended 2011 Plan will not exceed 4,126,042 shares, subject to adjustment for stock splits and other changes in capitalization. All of such shares may be issued pursuant to incentive stock options.

To the extent that shares subject to an outstanding award under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award, (ii) the settlement of such award in cash or (iii) the conversion of such shares to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, then such shares will again be available under the Amended 2011 Plan.

However, the following shares will not be added back to the share reserve under the Amended 2011 Plan: (i) shares tendered in payment of the exercise price of a stock option, (ii) shares withheld for taxes, (iii) shares repurchased on the open market or otherwise with the proceeds of an option exercise or (iv) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR.

Award Limits

Subject to adjustment for stock splits and other changes in capitalization, (i) the maximum number of shares of our common stock that may be issued pursuant to unrestricted stock awards during any fiscal year is 10,000; (ii) the maximum number of shares with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person is 200,000; and (iii) the maximum number of shares with respect to which performance-based restricted stock or restricted stock units may be granted during any fiscal year to any person is 200,000. In addition, the maximum amount that may be payable with respect to performance units granted during any fiscal year of the company to any person is $10 million.

Administration of the Amended 2011 Plan

Under the Amended 2011 Plan, the Committee, which is made up entirely of independent directors, or the Board (the Administrator) will interpret, construe, and administer the Amended 2011 Plan and all of its determinations under the Amended 2011 Plan will be conclusive and binding on all parties.

The Administrator will have the authority to determine who participates in the Amended 2011 Plan, the form, amount, and timing of any awards, the performance measures, if any, and all other terms and conditions pertaining to any award. The Administrator may take any action such that (i) any or all outstanding options and SARs become exercisable in part or in full; (ii) all or a portion of a restriction period applicable to any restricted stock or restricted stock units will lapse; (iii) all or a portion of any performance period applicable to any performance-based award will lapse; (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level; and (v) any other terms, conditions or vesting requirements of awards are waived in whole or in part. The Administrator may also determine the form of settlement of awards, cancel or forfeit awards and make all other decisions and determinations required under the Amended 2011 Plan or as it deems necessary or advisable to administer the plan. The Administrator may, to the extent permitted by law, delegate some or all of its powers and authority to the Executive Chairman, Chief Executive Officer or other executive officer of the company as the Administrator deems appropriate, except for awards granted to any officer who is subject to Section 16 of the Exchange Act. Only the Administrator may make decisions concerning the timing, pricing, or amounts of an award to those officers. The Administrator may grant awards to foreign nationals on terms and conditions different than those specified in the Amended 2011 Plan and adopt sub-plans to comply with foreign laws.

Eligibility

All officers, other employees, non-employee directors, and consultants or other independent contractors of the company and its subsidiaries and persons expected to become the same are eligible to receive awards under the Amended 2011 Plan. The Administrator will determine who participates in the 2011 Plan.

As of December 31, 2020, approximately 7,979 employees, which include our five executive officers, and eight non-employee directors were eligible to receive awards under the Amended 2011 Plan. The number of consultants or other independent contractors currently engaged by the company and its subsidiaries is not reasonably determinable, but at the present time, we have no plans to grant awards under the Amended 2011 Plan to any consultant or other independent contractor.

Term

No award may be granted under the Amended 2011 Plan after the first annual meeting of the company’s shareholders that occurs on or after the tenth anniversary of the Effective Date of the Amended 2011 Plan.

Shares Issuable for Awards

Shares of our common stock issuable under the Amended 2011 Plan may come from authorized but unissued shares, or authorized and issued shares of our common stock reacquired and held as treasury shares or otherwise or any combination of the foregoing.

Types of Awards

Stock Options and Stock Appreciation Rights

The Amended 2011 Plan provides for the grant of stock options and SARs. Stock options may be either tax-qualified incentive stock options or non-qualified stock options. The Administrator will determine the terms and conditions of the exercisability of each option and SAR.

A SAR entitles the holder to receive upon exercise (subject to tax withholding in the case of an employee) shares of our common stock (which may be restricted stock) with a value equal to the difference between the fair market value of the shares of our common stock on the exercise date and the base price of the SAR. The period for the exercise of a non-qualified stock option or a SAR will be determined by the Administrator. The exercise price of a non-qualified stock option and the base price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the grant date.

Each incentive stock option will be exercisable for no more than 10 years after its grant date, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the company (a 10% holder), in which case the option will be exercisable for no more than five years after its grant date. The exercise price of an incentive stock option may not be less than the fair market value of a share of our common stock on its grant date, unless the optionee is a 10% holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value of a share of our common stock on its grant date.

Upon exercise of an option, the exercise price may be paid in cash, by the delivery of previously owned shares of our common stock, by the withholding of whole shares of our common stock that would have otherwise been delivered upon exercise, or in cash by a broker-dealer. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon an award holder’s termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Administrator.

The Administrator has the discretion to provide for the automatic exercise of expiring, in-the-money stock options, via an award agreement or otherwise.

Dividend equivalents may not be paid on options or SARs.

Stock Awards

The Amended 2011 Plan provides for the grant of stock awards. The Administrator may grant a stock award as a restricted stock award, unrestricted stock award, or a restricted stock unit award and, in the case of restricted stock awards and restricted stock unit awards, the Administrator may determine that the award will be subject to the attainment of performance measures over an established performance period. Restricted stock awards and restricted stock unit awards will generally be subject to forfeiture if the holder does not remain continuously in the employment of the company or a subsidiary during the restriction period or, in the case of a performance-based award, if applicable performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon an award holder’s termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Administrator.

The agreement awarding restricted stock units will specify whether the award may be settled in shares of our common stock, cash, or a combination thereof and whether the holder will be entitled to receive dividend equivalents with respect to the award, provided that no such dividend equivalents may be paid unless the relevant restricted stock unit vests. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a shareholder of the company, including the right to vote and receive dividends with respect to the shares of restricted stock, provided that no such dividends may be paid unless the restricted stock award vests. Distributions other than regular cash dividends and regular cash dividends with respect to shares of our common stock that are subject to vesting conditions, in each case, will be held by the company and will be subject to the same restrictions as the restricted stock.

Performance Unit Awards

The Amended 2011 Plan also provides for the grant of performance unit awards. A performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount or shares of our common stock, which may be restricted stock, having a fair market value equal to the cash amount. Prior to the settlement of a performance unit award in shares of our common stock, the holder of the award will have no rights as a shareholder of the company with respect to those shares. Performance units will generally be subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon an award holder’s termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Administrator. Dividend equivalents may not be paid on performance units.

Performance Measures

Under the Amended 2011 Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance measures. The performance measures applicable to a particular award will be determined by the Administrator at the time of grant. The performance measures may be based on the attainment of one or any combination of the following corporate-wide or subsidiary, division, operating unit or individual measures, or such other performance criteria as may be selected by the Administrator, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes and amortization (EBITA); net earnings; operating earnings or income; earnings growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity; stock price; return on common shareholders’ equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; debt-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The Administrator may amend or adjust the performance measures in recognition of unusual, nonrecurring, or one-time events affecting the company or its financial statements or changes in law or accounting principles.

Dividends and Dividend Equivalents

No dividends or dividend equivalents may be paid on stock options, SARs or performance units. Dividend equivalents may not be paid on any unvested restricted stock units but will be accrued and paid only if and when the restricted stock units vest. In no event will any other award under the Amended 2011 Plan provide for the participant’s receipt of dividends or dividend equivalents in any form prior to the vesting of such award or applicable portion of such award.

Substitute Awards and Acquired Company Plans

The Administrator may grant awards to employees of companies acquired by the company or a subsidiary in exchange or substitution for, or upon assumption of, outstanding stock-based awards issued by the acquired company on such terms as the Administrator deems appropriate to conform to the terms of the awards in substitution for which they are granted, notwithstanding limitations on awards in the Amended 2011 Plan.

Also, if the company acquires a company that has shares available under a pre-existing, shareholder-approved plan that was not adopted in contemplation of such acquisition, the shares available for grant under such pre-existing plan (as adjusted based on the exchange ratio relating to the acquisition) may be used, within the term of the pre-existing plan, under the Amended 2011 Plan for awards to individuals who were not employed by or providing services to the company or its subsidiaries immediately prior to such acquisition.

Shares subject to substitute awards or to awards granted using shares from an acquired company plan will not reduce the number of shares otherwise available for awards under the Amended 2011 Plan and will not be added back to the Amended 2011 Plan’s share reserve if such awards are forfeited.

Prohibition on Repricing

The Amended 2011 Plan prohibits the repricing of any outstanding option or SAR without shareholder approval (other than in connection with a capitalization adjustment), including that the Administrator may not (i) reduce the exercise price or base price of an option or SAR, (ii) cancel an option or SAR in exchange for an option or SAR with a lower exercise price or base price, or (iii) replace an option or SAR with another award or cash at a time when the exercise price or base price of such option or SAR is higher than the value of a share of common stock.

Non-Employee Director Compensation Limit

Notwithstanding any other provision in the Amended 2011 Plan or in any company policy regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in a calendar year may not exceed $700,000, increased by $200,000 in the case of extraordinary service to the extent the Board (excluding any Non-Employee Director receiving such additional compensation) deems it necessary, calculated as the sum of (i) the grant date fair value of all awards payable in shares and the maximum cash value of any other award granted under the Amended 2011 Plan, plus (ii) cash compensation in the form of Board and committee retainers and meeting or similar fees. Compensation counts towards this limit for the calendar year in which it is granted or earned by a non-employee director, and not later when distributed, in the event it is deferred.

Adjustment Provision

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, or other similar change in capitalization event, or any distribution to holders of our common stock other than a regular cash dividend, the Administrator will equitably adjust the number and class of securities available under the Amended 2011 Plan, the terms of outstanding awards, and the share limitations described above.

Transferability of Awards

Generally, only the participant may exercise rights under an award during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. However, if permitted by the Administrator, a U.S. participant may transfer an award other than an incentive stock option to certain family members or as otherwise permitted by the Administrator, subject to applicable law.

Change of Control Provisions

In the event of a change in control, the Board, in its discretion, may (i) provide that (A) some or all outstanding options and SARs will immediately become exercisable in full or part; (B) the restriction period applicable to some or all outstanding restricted stock awards or restricted stock unit awards will lapse in full or part; (C) the performance period applicable to some or all outstanding awards will lapse in full or part; and (D) the performance measures applicable to any outstanding award will be deemed to be satisfied at the target, maximum or any other level; (ii) require that shares of stock of the corporation resulting from the transaction, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by the Board; (iii) require outstanding awards to be surrendered to the company in exchange for a payment of cash, shares of common stock in the corporation resulting from the transaction, or the parent thereof, or a combination of cash and shares or (iv) take such other action as the Board deems appropriate, in its sole discretion.

Generally, a change in control is defined in the Amended 2011 Plan as:

•           the acquisition by a person or group of beneficial ownership of 50% or more of outstanding voting stock;

•           a reorganization, merger, consolidation, statutory share exchange, or similar form of corporate transaction in a transaction in which our shareholders immediately prior to the transaction do not own more than 60% of the voting power of the surviving company or ultimate parent company; or

•           a complete liquidation or dissolution of the company or the sale or other disposition of all or substantially all of the assets of the company.

The change in control definition excludes purchases of stock by the company, any of the company’s subsidiaries, Joe Mansueto and certain related holders, or one of the company’s employee benefit plans or trusts. Further, a transaction will not be a change in control if its sole purpose is to change the jurisdiction of the company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the company’s securities immediately before such transaction.

Clawback

The Administrator may determine that an award will be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board or the Committee, as well as any clawback or recoupment requirements required under applicable laws.

Tax Aspects of the Amended 2011 Plan

The following is a brief summary of certain U.S. federal income tax consequences applicable to equity awards under the Amended 2011 Plan based on current U.S. federal income tax laws. The Amended 2011 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code). The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to our company. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for more than two years from the date the option was granted and more than one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the company will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time SARs are granted and the company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) in an amount equal to the fair market value of any shares delivered, and the company will be entitled to a corresponding deduction.

Stock Awards. A participant will not recognize taxable income at the time restricted stock is granted and the company will not be entitled to a tax deduction at that time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If this election is made, a participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) at the time the restricted stock is granted in an amount equal to the fair market value of the shares at the time of grant. If this election is not made, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for those shares. The company is entitled to a corresponding deduction at the time ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the company, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) at the time unrestricted stock is granted. The company is entitled to a corresponding deduction at the time ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Unit Awards. A participant will not recognize taxable income at the time performance units are granted and the company will not be entitled to a tax deduction at that time. Upon the settlement of performance units, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the company, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.

Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the Amended 2011 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted share units that provide for a settlement date following the vesting date (or such other date on which the awards become nonforfeitable) may be subject to Section 409A. If an award under the Amended 2011 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

If the Committee determines that an award, payment, distribution, transaction or other action would cause a participant to become subject to taxes or penalties under Section 409A of the Code, unless otherwise determined by the Committee, such award will not be given effect and the related provisions of the Amended 2011 Plan or award agreement will be modified as necessary to comply with Section 409A of the Code, without consent of or notice to the participant.

The Committee may adjust awards to participants who are not U.S. citizens or U.S. residents to recognize differences in local law or tax policy and may impose conditions on the exercise or vesting of awards to minimize tax equalization obligations for expatriate employees.

Recent Share Price

On March 15, 2021, the closing market price for the company common stock on the Nasdaq Stock Market LLC was $248.70 per share.

New Plan Benefits

The amount and timing of awards under the Amended 2011 Plan are determined in the sole discretion of the Administrator and cannot be determined in advance. Future awards under the Amended 2011 Plan to non-employee directors, officers and other employees are discretionary, and therefore are not determinable at this time.

Prior Grants under the 2011 Plan

The following table shows, as of December 31, 2020, information regarding the grants of stock-based awards under the 2011 Plan, regardless of award cancellation or forfeitures, among the persons and groups identified below. No awards have been granted under the 2011 Plan to any nominee for election as a director prior to their election or to any associate of a non-employee director or nominee, and no other person has been granted five percent or more of the total amount of awards granted under the 2011 Plan.

	Stock Options Number of Shares	Restricted Stock Units, Market Stock Units, and Performance Units(1) Number of Shares
Named Executive Officers:
Kunal Kapoor Chief Executive Officer	—	161,899
Jason Dubinsky Chief Financial Officer	—	33,637
Bevin Desmond Head of Talent and Culture	—	49,188
Danny Dunn Chief Revenue Officer	—	15,657
Joe Mansueto Executive Chairman and Chairman of the Board	—	—
Associate of Executive Officer	—	451
Current Executive Officers and Associates as a Group	—	260,850
Current Non-Executive Director Group	—	85,991
Former Non-Executive Director Group	—	21,409
Non-Executive Officer Employee and Former Employee Group	6,095	2,680,832

(1) Performance Units are disclosed at target levels.

The Board of Directors recommends that you vote FOR the approval of the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan.

Proposal 3:

Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory basis, to approve the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say on pay” vote, gives shareholders the opportunity to approve our 2020 executive compensation program and the compensation paid to our named executive officers. Our most recent “say on pay” vote was held at our 2020 Annual Shareholders’ Meeting. At our 2020 Annual Shareholders’ Meeting, shareholders voted to approve (on a non-binding basis) our executive compensation as disclosed in the proxy statement for that meeting.

As discussed in the Compensation Discussion and Analysis, our compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation through the 2011 Plan and the Morningstar Incentive Plan. The goals of our executive compensation program, policies, and practices are to attract and retain talented executives, motivate and reward our executives for their contributions to the company, and align our executives’ interests with the long-term interests of our shareholders. The Compensation Committee and the Board believe the design of the 2020 executive compensation program and the compensation paid to our named executive officers under the current program fulfill these goals.

This proposal allows our shareholders to express their views on the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the compensation of our named executive officers by voting FOR the following resolution at the annual meeting:

“Resolved, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

Because the say on pay vote is an advisory vote only, it will not be binding on the company or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Recommendation of the Board

The Board recommends a vote FOR the approval of the resolution relating to the executive compensation of our named executive officers as disclosed in this proxy statement.

Proposal 4:

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has reappointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG has served as our independent registered public accounting firm since 2011. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence each year. As a result of the Committee’s evaluation carried out in early 2021, the Audit Committee decided to continue to engage KPMG.

Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting the appointment of KPMG as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify this appointment at the annual meeting, the Audit Committee will undertake further review.

We expect that a representative of KPMG will attend the annual meeting. The KPMG representative will have an opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions from shareholders.

See Board of Directors and Corporate Governance—Board Committees and Charters—Audit Committee, Audit Committee Report, and Principal Accounting Firm Fees for additional information pertaining to the Audit Committee, its activity during 2020, and related matters.

Recommendation of the Board and Audit Committee

The Board and the Audit Committee recommends that you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2021.

Audit Committee Report

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are providing oversight, counsel, and direction to our management team in the long-term interest of the company and its shareholders. The Audit Committee oversees Morningstar’s accounting and financial reporting processes, as well as audits of Morningstar’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined under Nasdaq and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is posted in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section. Morningstar intends the composition of the Audit Committee, the attributes of its members, and the responsibilities reflected in its charter to be in accordance with applicable requirements for public company audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board last revised the charter in May 2020.

As noted above, the Audit Committee’s role is to assist the Board in its general oversight of Morningstar’s financial reporting, audit functions, and internal control over financial reporting. Management is responsible for preparing, presenting, and maintaining the integrity of Morningstar’s financial statements; establishing and maintaining accounting and financial reporting principles and internal controls; and following procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations.

Morningstar has a full-time Internal Audit department that reports to the Audit Committee. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Morningstar’s system of internal controls relating to the reliability and integrity of Morningstar’s financial information and the safeguarding of Morningstar’s assets. Morningstar’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee is directly responsible for the appointment, compensation, retention, and, when appropriate, replacement of Morningstar’s independent registered public accounting firm. At least annually, the Audit Committee reviews the company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the company. For additional information on the Audit Committee’s latest review of KPMG, see Proposal 4: Ratification of Appointment of the Independent Registered Public Accounting Firm.

Among other matters, the Audit Committee monitors the activities and performance of Morningstar’s internal and independent auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the independent audit firm may be retained to perform non-audit services. KPMG provided the Audit Committee with the written communications required by the Public Company Accounting Oversight Board related to its independence in the role of independent registered public accounting firm for Morningstar. The Audit Committee also discussed KPMG’s independence with KPMG and management.

The Audit Committee members are not professional accountants or auditors, and they do not duplicate or certify the activities of management or the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed independent under applicable rules. The Audit Committee serves a board-level oversight role. It provides advice, counsel, and direction to management and the auditors based on the information it receives, discussions with management and the auditors, and the experience of its members in business, financial, and accounting matters. The Audit Committee may engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

The Audit Committee has an agenda for the year that includes reviewing Morningstar’s financial statements, internal control over financial reporting, and other audit matters. The Audit Committee meets each quarter with the independent audit firm and management to review Morningstar’s interim financial results before the publication of Morningstar’s quarterly filings with the

SEC. Management and the independent audit firm review and discuss with the Audit Committee various topics and events that may have significant financial impact on Morningstar.

Management and the independent audit firm also review with the Audit Committee matters discussed between them. In addition, the Audit Committee generally oversees Morningstar’s internal compliance programs. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure, as well as the steps that management has taken to monitor and control them. The Audit Committee is responsible for establishing procedures for handling complaints received by Morningstar regarding accounting, internal controls, or auditing matters. This includes setting up procedures to allow Morningstar employees to submit any concerns they may have regarding questionable accounting or auditing matters in a confidential, anonymous manner.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee preapproves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chair to preapprove additional services. If the Chair preapproves a service, she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, publicly traded companies are prohibited from obtaining certain non-audit services from their independent audit firms. Morningstar obtains these services from other firms as needed.

The Audit Committee reviewed and discussed with management and representatives of KPMG Morningstar’s consolidated financial statements for the fiscal year ended December 31, 2020, management’s assessment of the effectiveness of Morningstar’s internal control over financial reporting, and KPMG’s evaluation of Morningstar’s internal control over financial reporting. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. KPMG represented that its presentations included the matters that the Audit Committee and the independent registered public accounting firm are required to discuss pursuant to the applicable requirement of the Public Company Accounting Oversight Board and the SEC. This review included a discussion with management of the quality, not merely the acceptability, of Morningstar’s accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosure in Morningstar’s financial statements, including the disclosures related to critical accounting estimates. Based on these views and other discussions, and KPMG’s reports, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2020.

Audit Committee

Cheryl Francis, Chair
Robin Diamonte
Gail Landis
Jack Noonan
Caroline Tsay

Principal Accounting Firm Fees

The following table shows the fees that we paid or accrued for audit and other services provided to us by KPMG LLP, our principal accounting firm, in 2020 and 2019.

	2020	2019
Audit Fees	$3,517,186	$2,976,104
Audit-Related Fees	—	—
Tax Fees	26,189	102,189
All Other Fees	24,132	49,516
Total	$3,567,507	$3,127,809

Audit Fees

This category includes fees for the audit of our annual financial statements and the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required in jurisdictions outside the United States.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. No such fees were paid or accrued in 2020 or 2019.

Tax Fees

This category includes fees for international tax and state franchise tax consultation services.

All Other Fees

This category includes fees for services other than the services reported in audit, audit-related, and tax fees.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

Our Code of Ethics is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest. These include situations in which an individual’s personal interests are in conflict with the interests of the company; situations in which an individual or family member receives personal benefits as a result of his or her position with the company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the company.

Under its charter, the Nominating and Corporate Governance Committee is required to review potential conflicts of interest of prospective and current directors. Under our Corporate Governance Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, a change in our business operations or in a director’s circumstances, the director should immediately report that matter to our general counsel for evaluation. Our general counsel has the discretion to report any actual or potential conflicts to the Chair of the Nominating and Corporate Governance Committee and is required to report to the Chair all conflicts that would require disclosure as a related party transaction or involve a relationship with a competitor. If a significant conflict cannot be resolved, the director may be required to resign.

The Audit Committee Charter requires that the Audit Committee review all related party transactions involving directors and executive officers. The Board reviews the independence of each director on an annual basis. As part of this process, the Board reviews and discusses information provided by the directors and management about each director’s business and personal activities as they relate to the company. Related party transactions are disclosed to all directors during this process. See Board of Directors and Corporate Governance—Independent Directors for additional information about the Board’s independence review.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf.

Based solely on a review of the copies of such forms filed with the SEC, and on written representations from our directors and executive officers, we believe that during 2020 all of our executive officers, directors, and beneficial owners of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a), except that (i) Joe Mansueto’s Form 4 filing to report shares sold under his 10b5-1 plan on September 15, 2020 was untimely due to an administrative error and was filed on September 18, 2020 and (ii) Caroline Tsay’s Form 4 filings to report four transactions in which she purchased shares quarterly from May 1, 2019 through May 1, 2020 pursuant to a dividend reinvestment plan set up with her broker were untimely due to administrative error and were filed on a Form 5 on February 9, 2021.

Shareholder Proposals or Nominations

Any proposal that a shareholder wishes to include in our proxy statement for presentation at our 2022 Annual Shareholders’ Meeting must be received by us no later than December 2, 2021. The shareholder must also comply with the requirements of Exchange Act Rule 14a-8. Any director nominee that a shareholder wishes to include in our proxy statement for nomination at our 2022 Annual Shareholders’ Meeting must be received by us no earlier than December 15, 2021 and no later than January 14, 2022. The shareholder and nominee must also comply with the requirements of our by-laws, as discussed under Board of Directors and Corporate Governance. You can view a copy of the by-laws in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section. The proposal or nomination must be submitted, along with proof of ownership of our stock and other information required under our by-laws or applicable law or regulation, to our principal executive offices, in care of our corporate secretary at Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail—return receipt requested. We strongly encourage any shareholder interested in submitting a proposal or nomination to contact our corporate secretary in advance of the deadline to discuss the matter. Shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and our by-laws. Submitting a shareholder proposal or director nomination does not guarantee that we will include it in our proxy statement.

Shareholders who intend to present a proposal or nominate a director at our 2022 Annual Shareholders’ Meeting without seeking to include the proposal in our proxy statement must provide us notice of the proposal or nomination no earlier than January 14, 2022 and no later than February 13, 2022. The notice must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of shares and must include certain information specified in our by-laws and information as to the shareholder’s ownership of our stock. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The proposal or nomination must be submitted to our principal executive offices, in care of our corporate secretary at Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail—return receipt requested.

The Nominating and Corporate Governance Committee will review all shareholder proposals and nominations and will make recommendations to the Board for action on any such proposals or nominations. For information on recommending individuals for consideration as nominees through our Nominating and Corporate Governance Committee, see Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.

Obtaining Our Financial Statements

Our financial statements for the year ended December 31, 2020 are included in our 2020 Annual Report on Form 10-K for the year ended December 31, 2020, which we made available to our shareholders at the same time as this proxy statement. Additional copies of our 2020 Annual Report and this proxy statement can be obtained by contacting our Investor Relations department at investors@morningstar.com. Our 2020 Annual Report and this proxy statement are available in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Governance section.

Communicating With Us

We encourage all interested parties—including securities analysts, potential shareholders, and others—to submit questions to us in writing. If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 West Washington Street, Chicago, Illinois 60602. We will make written responses to selected inquiries we receive in a particular month available to all investors at the same time in Form 8-K reports furnished to the SEC.

Please visit https://shareholders.morningstar.com to obtain press releases, earnings releases, and financial information, as well as corporate governance information and links to our SEC filings. If you would like to receive information such as our latest annual report, please send your request to investors@morningstar.com.

Questions and Answers About the Annual Meeting and the Proxy Materials

Who is soliciting my proxy?

The Board of Directors, on the company’s behalf, is soliciting your proxy to vote at the annual meeting.

How will you conduct the annual meeting?

We will hold the annual meeting at 9 a.m. Central time on Friday, May 14, 2021.

Shareholders may vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/MORN2021. Through this platform you will also be able to view and listen to a live webcast of the meeting and submit written questions during the meeting. To be admitted to the annual meeting through this platform you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

In addition, our annual meeting is available to any interested participants by registering in advance at https://shareholders.morningstar.com in the Events & Presentations section of the Investor Relations area of our corporate website. Through this platform, you will be able to view and listen to a live webcast of the meeting and submit written questions or ask questions live via your webcam, but you will not be able to vote your shares during the meeting through this platform.

Why are you holding a virtual meeting?

In light of the COVID-19 pandemic, for the safety of all of our shareholders, associates, and community, our 2021 annual meeting is being held virtually. Our goal for the annual meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. We believe that we are observing best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.

How do I ask questions during the meeting?

The question and answer session will include questions submitted in advance of, and questions submitted live during, the annual meeting. You may submit a question in advance of the meeting by emailing investors@morningstar.com or at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the annual meeting in two ways: (i) in writing through www.virtualshareholdermeeting.com/MORN2021 or (ii) via webcam or in writing through advance registration at https://shareholders.morningstar.com in the Events & Presentations section of the Investor Relations area of our corporate website.

What technical support is available during the meeting?

We encourage you to access the annual meeting before it begins. For shareholders accessing the meeting through www.virtualshareholdermeeting.com/MORN2021, online check-in will start approximately thirty minutes before the meeting on May 14, 2021. If you have difficulty accessing the meeting, please call 1-844-986-0822 (toll free) or 303-562-9302 (international). We will have technicians available to assist you.

For other participants accessing the meeting through advance registration at https://shareholders.morningstar.com, please refer to your registration confirmation e-mail that will have instructions related to technical support.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On April 1, 2021 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the annual meeting?

Shareholders will elect directors to serve until our next annual meeting and will also be asked to approve the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan, approve our executive compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021. The Morningstar Board does not intend to bring any other business before the annual meeting. However, a shareholder has notified us of its intent to propose a resolution at the meeting requesting that the Board prepare a report on the extent of potential legal, financial, and reputational risks associated with economic activism against Israel alleged in Morningstar’s business lines. This shareholder proposal is referred to as the “Floor Proposal.” The Floor Proposal was not submitted under Rule 14a-8 of the Exchange Act, and the shareholder did not seek to have the Floor Proposal included in this proxy statement. Accordingly, the Floor Proposal may be presented at the meeting, but is not included in this proxy statement. If the Floor Proposal is presented at the annual meeting, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the Floor Proposal. If other matters (including matters incident to the conduct of the meeting) are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the annual meeting?

Shareholders of record as of the close of business on March 15, 2021 are entitled to vote at the meeting. On that date, there were 42,945,963 outstanding shares of common stock.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

How many votes are required to elect directors and adopt proposals?

The election of each director, approval of the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan, approval of our executive compensation, and ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. A majority of the shares entitled to vote on a matter, whether present in person or by proxy, will constitute a quorum at the meeting.

How many votes am I entitled to per share?

Each share of our stock that you own as of the record date represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the meeting.

How do I vote?

If you are a shareholder of record, you may vote over the Internet, by telephone, or by mail prior to the annual meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials. You may vote during the annual meeting by visiting www.virtualshareholdermeeting.com/MORN2021. To be admitted to the annual meeting you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you received a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials, or vote using the telephone number indicated on the proxy card.

If you are a beneficial owner of shares, you may vote over the Internet, by telephone, or by mail prior to the annual meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. You may vote during the annual meeting by visiting www.virtualshareholdermeeting.com/MORN2021. To be admitted to the annual meeting you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form you received from the shareholder of record of your shares. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your Control Number. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record and submit a signed proxy card but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy as follows:

•        FOR the election of each of the director nominees listed in this proxy statement.

•        FOR the approval of the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan.

•        FOR the approval of our executive compensation.

•        FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2021.

If other matters (including matters incident to the conduct of the meeting) are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For each matter to be considered at the meeting, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

Should I submit a proxy even if I plan to attend the annual meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. If you attend the meeting and are a shareholder of record, you may also submit your vote, and any previous votes that you submitted on those matters will be superseded by the vote that you cast during the meeting.

Can I revoke my proxy?

You may revoke your proxy at any time before the completion of voting at the meeting by voting during the meeting by visiting www.virtualshareholdermeeting.com/MORN2021or by delivering written instructions before the meeting to our corporate secretary at Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. If you are a beneficial owner, you must contact your broker, bank, or other holder of record to revoke any prior voting instructions.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees may also solicit proxies personally or in writing, by telephone, email, or otherwise. We do not compensate them for soliciting proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse those brokers and nominees for the reasonable expenses of doing so in accordance with applicable law.

Will a recording of the annual meeting be available?

You can view a video recording in the Investor Relations area of our corporate website at https://shareholders.morningstar.com in the Events & Presentations section, which will be available for approximately one year after the meeting.

Appendix

Morningstar, Inc.

Amended and Restated 2011 Stock Incentive Plan

(Effective May 14, 2021)

I. Introduction

1.1                              Purposes. The purposes of the Amended and Restated Morningstar, Inc. 2011 Stock Incentive Plan are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and consultants or other independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2                              Certain Definitions.

“Agreement” shall mean any written or electronic agreement, contract, or other instrument evidencing an award hereunder between the Company and the recipient of such award, which may, but need not, be executed or acknowledged by both the Company and the recipient.

“Applicable Law” shall mean any applicable law, including, without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any award.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code (to the extent necessary for purposes of Outstanding Qualified Performance-Based Awards) and (iii) “independent” within the meaning of the rules of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, no par value, of the Company, and all rights appurtenant thereto.

“Company” shall mean Morningstar, Inc., an Illinois corporation, or any successor thereto.

“Director” shall mean a member of the Board, as constituted from time to time.

“Effective Date” shall have the meaning set forth in Section 5.1.

“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any parent of the Company or any Subsidiary.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the last trading day prior to the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the last trading day prior to the date as of which such value is being determined or, if there shall be no reported transactions on the date prior to the date as of which such value is being determined, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Law.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.2(b)(ii).

“Mansueto Holder” shall mean Joe Mansueto, his spouse, parents, siblings or descendants (whether by birth, adoption or marriage), and any trustee or custodian for and on behalf of any the foregoing or any partnership, corporation, limited liability company or other business entity wholly owned, directly or indirectly, by any of the foregoing.

“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Qualified Performance-Based Award” shall have the meaning set forth in Section 5.15.

“Participant” shall mean an eligible person who has been granted an award.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may be based on the attainment of one or any combination of the following corporate-wide or subsidiary, division, operating unit or individual measures, or such other performance criteria as may be selected by the Committee, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes and amortization (EBITA); net earnings; operating earnings or income; earnings growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity; stock price; return on common shareholders’ equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; debt-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Committee after taking into account Applicable Law.

“Plan” shall mean the Morningstar, Inc. 2011 Stock Incentive Plan, as herein amended and restated and as may be further amended from time to time.

“Prior Plan” shall mean the Morningstar, Inc. 2004 Stock Incentive Plan, as amended, or any other plan maintained by the Company under which equity compensation awards are outstanding as of the Effective Date.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

“Subsidiary” shall mean any present or future corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Awards” means awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines. Substitute Awards may be granted on such terms as the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, notwithstanding limitations on awards in the Plan.

“Tax-Related Items” shall have the meaning set forth in Section 5.5.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock Award” shall mean an award of Common Stock that is not subject to any vesting conditions.

1.3                              Administration. This Plan shall be administered by the Committee. Subject to any Applicable Law, any authority granted to the Committee may also be exercised by the Board, in which case, references to the Committee in the Plan and any applicable Agreement shall be deemed to refer to the Board.

(a)  Grant of Awards under the Plan. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs, (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock Awards, and (iv) Performance Units.

(b)  Powers of the Administrator. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of options or SARs, the number of Restricted Stock Units or the number or value of Performance Units subject to such an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse, (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level or (v) any other terms, conditions or vesting requirements of awards are waived in whole or in part. Further, the Committee has authority to determine whether, to what extent, and under what circumstances an award may be settled in, or the purchase price of an award may be paid in, cash, shares of Common Stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. The Committee shall also make all other decisions and determinations that may be required pursuant to the Plan or as it deems necessary or advisable to administer the Plan. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

(c)  Delegation. Subject to Applicable Law, the Committee may delegate some or all of its power and authority hereunder to the Executive Chairman, Chief Executive Officer, or other executive officer of the Company as the Committee deems appropriate, except with regard to the selection for participation in this Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Director or other person. References to the Committee in the Plan and any applicable Agreement shall include any such duly appointed delegate of the Committee. No member of the Committee, and neither the Executive Chairman, Chief Executive Officer, nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and the Executive Chairman, Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4                              Eligibility. Participants in this Plan shall consist of such Employees, Non-Employee Directors, consultants or other independent contractors, and persons expected to become Employees, Non-Employee Directors, consultants or other independent contractors of the Company or its Subsidiaries (conditioned upon, and effective not earlier than, such person becoming such a service provider of the Company or a Subsidiary, as applicable), as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, and except as otherwise provided for in an Agreement, references to employment shall include service as a Non-Employee Director or independent contractor and periods during which a Participant is on an approved leave of absence.

1.5                              Shares Available and Award Limits.

(a)  Share Reserve. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the aggregate number of shares of Common Stock which shall be available for all awards under this Plan shall be equal to the sum of (i) 1,050,000 shares of Common Stock, plus (ii) the number of shares of Common Stock which, as of the Effective Date, remain available for issuance under the Plan, plus (iii) certain shares of Common Stock subject to awards under the Plan or a Prior Plan as of the Effective Date, as described below in this Section 1.5(a), up to a maximum of 4,126,042, all of which shares may be issued upon the exercise of Incentive Stock Options. To the extent that shares of Common Stock subject to an outstanding option, SAR or Stock Award granted under the Plan or granted under or governed by a Prior Plan are not issued or delivered by reason of (A) the expiration, termination, cancellation or forfeiture of such award, (B) the settlement of such award (or a portion thereof) in cash or (C) the conversion of such shares of Common Stock to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, then such shares of Common Stock shall again be available under this Plan.

Notwithstanding anything to the contrary herein, the following shares of Common Stock shall not be added to the shares authorized for grant under this Section 1.5(a) and shall not be available for future grants of awards under the Plan: (w) shares tendered by an optionee or withheld by the Company in payment of the purchase price of an option; (x) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award; (y) Shares subject to SARs that are not issued in connection with the stock settlement of the SARs on exercise thereof; and (z) shares purchased on the open market by the Company with the cash proceeds received from the exercise of options. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of Common Stock available for issuance under the Plan. Notwithstanding the provisions of this Section 1.5(a), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(b)  Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(c)  Award Limits. Subject to adjustment as provided in Section 5.7 and all other limits set forth in this Section 1.5, including the share limit on all awards available under this Plan, (i) the maximum number of shares of Common Stock that may be issued pursuant to Unrestricted Stock Awards during any fiscal year of the Company shall be 10,000, (ii) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000; (iii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 200,000, and (iv) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be USD 10,000,000.

(d)  Substitute Awards; Acquired Plans. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under Section 1.5(a) and shares of Common Stock subject to such Substitute Awards shall not be added to the shares of Common Stock available for awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such awards shall not be added to the shares of Common Stock available for awards under the Plan as provided above); provided that awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

1.6                              Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards payable in shares of Common Stock and the maximum cash value of any other award granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to such Director in the form of Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed USD 700,000; provided, however, that the foregoing limit shall be increased by USD 200,000 as the Board may deem necessary to compensate a Non-Employee Director for service on a special purpose committee or for other special or extraordinary service, as determined in the discretion of the members of the Board excluding any Non-Employee Directors receiving such additional compensation. For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the shareholders of the Company.

II. Stock Options and Stock Appreciation Rights

2.1                              Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that the Committee may grant options intended to qualify as Incentive Stock Options only to Employees of the Company or any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently USD 100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to Employees, Directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option. Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares of Common Stock subject to such option may be less than the Fair Market Value per share on the date of grant; provided that the purchase price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

(b)  Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)  Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction.

(d)  Automatic Exercise. The Committee may provide in an Agreement or otherwise for the automatic exercise of an option if (i) on the last day of the term of the option the Fair Market Value of a share of Common Stock exceeds the purchase price of the option, (ii) the optionee has not exercised the option and (iii) the option has not expired, such that the option shall be deemed to have been exercised by the optionee on such day, with payment of the purchase price and any applicable withholding taxes made by withholding shares of Common Stock otherwise issuable in connection with the exercise of the option or by such other payment or withholding method as may be approved by the Committee.

(e)  Dividend Equivalents. No dividend equivalents shall be payable with respect to options.

2.2                              Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of a SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR. Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares of Common Stock subject to such SAR may be less than the Fair Market Value per share on the date of grant; provided that the base price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

(b)  Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs. If (subject to compliance with Section 409A of the Code) an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)  Method of Exercise. An SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised and (B) by executing such documents as the Company may reasonably request.

(d)  Dividend Equivalents. No dividend equivalents shall be payable with respect to SARs.

2.3                              Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company or a Subsidiary of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement, subject to Section 1.3(b).

2.4                              No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the terms of outstanding options or SARs may not be amended, and action may not otherwise be taken without shareholder approval, to: (a) reduce the purchase price or base price of outstanding options or SARs, (b) cancel outstanding options or SARs in exchange for options or SARs with a purchase price or base price that is less than the purchase price or base price of the original options or SARs, or (c) replace outstanding options or SARs with other awards or cash at a time when the purchase price or base price of such options or SARs is higher than the Fair Market Value of a share of Common Stock.

III. Stock Awards

3.1                              Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

3.2                              Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)  Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company or a Subsidiary during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company or a Subsidiary during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)  Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)  Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, such that in no event shall a holder of a Restricted Stock Award receive payment of dividends, dividend equivalents or other distributions in any form prior to the vesting of such Restricted Stock Award (or applicable portion thereof). The value of dividends, dividend equivalents and other distributions payable with respect to Restricted Stock Awards that do not vest shall be forfeited.

3.3                              Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)  Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company or a Subsidiary during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company or a Subsidiary during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)  Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents or the deemed reinvestment of any such dividend equivalents, with respect to the number of shares of Common Stock subject to such award; provided, however, that in no event shall a Restricted Stock Unit Award provide for the Participant’s receipt of payment of dividends or dividend equivalents in any form prior to the vesting of such Restricted Stock Unit (or applicable portion thereof) and any such dividend equivalents with respect to Restricted Stock Units shall therefore be subject to the same restrictions as such Restricted Stock Units. The value of dividends, dividend equivalents and other distributions payable with respect to Restricted Stock Units that do not vest shall be forfeited. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4  Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company or Subsidiary of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement, subject to Section 1.3.

IV. Performance Unit Awards

4.1                              Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2                              Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)  Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)  Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock, subject to compliance with Section 409A of the Code) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company. No dividend equivalents shall be payable with respect to Performance Unit Awards.

4.3                              Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company or a Subsidiary of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. General

5.1                              Effective Date and Term of Plan. The Plan, as in effect prior to the Effective Date, was originally approved by the shareholders of the Company at the Company’s 2011 annual meeting of shareholders. This Plan, as amended and restated by the Board on February 23, 2021, shall be submitted to the shareholders of the Company for approval at the Company’s 2021 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of shareholders, shall become effective as of such shareholder approval date (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after February 23, 2021.

5.2                              Amendments. The Board may amend, suspend, or discontinue this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by Applicable Law, any rule of the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment, suspension or discontinuation may materially impair the rights of a holder of an outstanding award without the consent of such holder unless required or appropriate to comply with Applicable Law.

5.3                              Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.

5.4                              Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution. Notwithstanding the foregoing, to the extent expressly permitted in the Agreement relating to such award or otherwise approved by the Committee, a Participant residing in the U.S. may be able to transfer an award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant and, if valid under Applicable Law, a Participant residing in the U.S. may, in the sole discretion and manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any award upon the Participant’s death. For the avoidance of doubt, awards granted to Participants residing outside the U.S. are not transferable to Permitted Transferees and a Participant residing outside the U.S. may not designate beneficiaries with respect to awards granted to the Participant under the Plan. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5                              Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the Participant of any applicable U.S. federal, state, local and non-U.S. taxes, as well as any social insurance or social security contributions and any other applicable taxes or charges which may be required to be withheld or paid in connection with such award (collectively, “Tax-Related Items”). An Agreement may provide that (a) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a Participant, having an aggregate Fair Market Value as of the date the tax withholding liability is determined (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a Participant, in the amount necessary to satisfy any such Tax-Related Items obligation or (b) the Participant may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a Participant, in either case equal to the amount necessary to satisfy any such obligation, (iv) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii), in each case to the extent set forth in the Agreement relating to the award. Unless otherwise determined by the Committee, shares of Common Stock to be delivered or withheld shall be limited to the number of whole shares of Common Stock that have a Fair Market Value on the Tax Date sufficient to cover the aggregate amount of such Tax-Related Items, determined based on the maximum statutory withholding rates in the Participant’s applicable jurisdictions for U.S. federal, state, local and non-U.S. income tax and payroll tax purposes (or such other rate as may be required to avoid adverse accounting consequences). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

5.6                              Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act, and the rules and regulations thereunder.

5.7                              Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the shares and awards available under this Plan as set forth under Section 1.5 (including, without limitation, the aggregate number and class of securities available under this Plan, the number and class of securities available for grants of Unrestricted Stock Awards, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, and the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8                              Change in Control. (a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)  require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii)  require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7;

(iii)  require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above; and/or

(iv)  take such other action as the Board deems appropriate, in its sole discretion.

(b)  A “Change in Control” of the Company means the occurrence of any of the following events:

(i)  The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, any Mansueto Holder, any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)  The consummation of a reorganization, merger, consolidation of the Company, statutory share exchange or similar form of corporate transaction involving the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (a) the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or (b) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction; or

(iii)  a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

5.9                              Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10                       No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11                       Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12                       Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13                       Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, including, without limitation, for purposes of facilitating compliance with foreign laws and regulations, easing the administration of the Plan outside the United States and providing tax-favorable treatment of awards granted to eligible Employees outside the United States; and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, supplements, appendices or subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has Employees.

5.14                       Clawback. Notwithstanding any other provision of the Plan, all compensation awarded under the Plan is subject to recovery or other penalties pursuant to (a) any policy, guideline or Board committee charter adopted by the Company as may be amended from time to time for reasons related to fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its Subsidiaries or affiliates or similar considerations, whether or not such policy or guideline was in place at the time of grant of an award (and such requirements shall be deemed incorporated into this Plan without the consent of the Participant), (b) any clawback provision set forth in an applicable Agreement, and (c) any Applicable Law, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and any applicable stock exchange listing rule adopted pursuant thereto. By accepting an award under the Plan, the Participant agrees to such recovery or other penalties.

5.15                       Outstanding Qualified Performance-Based Awards. All provisions of the Plan governing Outstanding Qualified Performance-Based Awards that were in effect prior to the Effective Date shall continue in effect with respect to Outstanding Qualified Performance-Based Awards, notwithstanding the elimination of such provisions from the Plan as of the Effective Date. Further, the amendment or restatement of the Plan as of the Effective Date shall not affect the terms and conditions of any Outstanding Qualified Performance Based-Award or any other award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that it would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 5.15, “Outstanding Qualified Performance-Based Award” means any award granted prior to the Effective Date that is outstanding as of the Effective Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97.

5.16                       Compliance with Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee and notwithstanding any other provision of the Plan, awards under the Plan are intended to satisfy the requirements of, or meet an exclusion or exemption from, Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Agreement upon a Participant’s termination of employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of termination of employment with respect to an award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be made on the earlier to occur of the Participant’s death or the date that is six months and one day following his or her termination of employment or service or at such other date set forth in an award Agreement and in compliance with Code Section 409A(a)(2)(B)(i). Further notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A of the Code in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 5.8(b) must qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Agreement, payment of such award will be made on the award’s original payment schedule or, if earlier, upon the death of the Participant. Although the Company may attempt to avoid adverse tax treatment under Section 409A of the Code, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of awards under the Plan.

Morningstar, Inc.
22 West Washington Street
Chicago,
Illinois, 60602

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000497301_1 R1.0.0.171 MORNINGSTAR, INC. 22 WEST WASHINGTON STREET CHICAGO, IL 60602 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MORN2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/13/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Joe Mansueto 1b. Kunal Kapoor 1c. Robin Diamonte 1d. Cheryl Francis 1e. Steve Joynt 1f. Steve Kaplan 1g. Gail Landis 1h. Bill Lyons 1i. Doniel Sutton 1j. Caroline Tsay The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Approve the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan. 3. Advisory vote to approve executive compensation. 4. Ratification of the appointment of KPMG LLP as Morningstar's independent registered public accounting firm for 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000497301_2 R1.0.0.171

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com MORNINGSTAR, INC. Annual Meeting of Shareholders May 14, 2021 9:00 AM CDT This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2021. The shares of stock you hold in this account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Items 1, 2, 3 and 4 and in the discretion of the proxyholders on any other matter that properly comes before the meeting. By signing the proxy, you revoke all prior proxies and appoint Patrick J. Maloney and Barbara Noverini, or either of them, with full power of substitution to vote these shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side